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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 26, 2011

Annual Meeting

        The Annual Meeting of Stockholders of Accuride Corporation, a Delaware corporation (the "Company"), will be held on April 26, 2011, at 7:30 a.m. at Hilton Chicago O'Hare, 10000 W. O'Hare, Chicago, IL 60666.

        At the meeting, stockholders will consider and vote upon the following proposals:

          1.     ELECTION OF DIRECTORS. To elect the seven nominees for the Board of Directors of the Company ("the Board") named in the attached proxy statement to serve on the Board until the 2012 annual meeting or until their successors are duly elected and qualified.

    The Board of Directors recommends that you vote FOR each of the director nominees.

          2.     ADVISORY VOTE ON THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP.

          3.     APPROVAL OF THE AMENDED AND RESTATED ACCURIDE CORPORATION 2010 INCENTIVE AWARD PLAN.

    The Board of Directors recommends that you vote FOR the approval of the Amended and Restated Accuride Corporation 2010 Incentive Award Plan.

          4.     VOTE ON AN ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION.

    The Board of Directors recommends that you vote FOR the advisory resolution.

          5.     VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPANY'S EXECUTIVE COMPENSATION.

    The Board of Directors recommends that you vote for a frequency of every year for future stockholder advisory votes.

          6.     OTHER MATTERS. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

        The Board has fixed the close of business on March 11, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

        A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

        Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on April 26, 2011. The Proxy Statement and Annual Report are available in the Investor Information section of our website at http://www.accuridecorp.com.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen A. Martin Corporate Secretary

Evansville, Indiana
Dated: March 28, 2011

Brokers cannot vote for Proposals 1, 3, 4 and 5 without your instructions.

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
P.O. BOX 15600
EVANSVILLE, IN 47716

PROXY STATEMENT

GENERAL

Date, Time and Place

        This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Accuride Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 7:30 a.m. on April 26, 2011, at the Hilton Chicago O'Hare, 10000 W. O'Hare, Chicago, IL 60666, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the "Proxy") will be sent to such stockholders on or about March 23, 2011.

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are to (1) elect the seven nominees for the Board named herein to serve on the Board until the 2012 annual meeting or until their successors are duly elected and qualified, (2) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year, (3) approve the Amended and Restated 2010 Incentive Award Plan, (4) approve an advisory resolution on the Company's executive compensation, (5) advise on the frequency of future stockholder advisory votes on the Company's executive compensation, and (6) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof. See "Voting and Solicitation," below.

Proxy/Voting Instruction Cards and Revocability of Proxies

        When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at our corporate offices at 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

        Stockholders of record at the close of business on March 11, 2011 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 47,233,974 shares of the Company's common stock were issued and 47,233,974 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see "Other Information—Share Ownership by Principal Stockholders and Management," below.

Voting and Solicitation

        Holders of shares of common stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal and will not have any effect on the outcome of such proposal.

        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of directors; FOR ratification of the appointment of the designated independent registered public accounting firm; FOR the approval of the Amended and Restated Accuride Corporation 2010 Incentive Award Plan; FOR the advisory resolution on the Company's executive compensation; FOR a frequency of every year (i.e., on an annual basis) for future stockholder advisory votes regarding executive compensation; and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8

        Proposals of our stockholders made pursuant to Rule 14a-8 of Regulation 14A that are intended to be presented by such stockholder at our 2012 Annual Meeting of Stockholders, which we refer to as the "2012 Annual Meeting," and that such stockholder desires to have included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time on December 1, 2011, which is 120 calendars days prior to the anniversary of this year's mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words, and must otherwise comply with the requirements of Rule 14a-8. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Other Proposals and Director Nominations

        In accordance with our amended and restated bylaws, proposals of stockholders intended to be presented at the 2012 Annual Meeting that are not made pursuant to Rule 14a-8, as well as nominations of persons for election to the Board of Directors intended to be made at the 2012 Annual

Meeting, must be delivered to or mailed and received at the Company's principal executive offices not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the holder to be timely must be so delivered, or mailed and received, not later than the ninetieth day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. Our amended and restated bylaws also specify requirements as to the form and content of a holder's notice.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        This section provides basic information regarding the annual meeting presented in a Question and Answer format. For additional detail regarding each proposal see the separately titled sections related to each proposal that are included in this proxy statement.

Why I am receiving this proxy statement?

        This proxy statement is being provided to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting.

When and where is the Annual Meeting?

        The Annual Meeting will be held at 7:30 a.m. local time on April 26, 2011, at the Hilton Chicago O'Hare, 10000 W. O'Hare, Chicago, IL 60666.

What is the purpose of the Annual Meeting?

        The meeting will be the Company's regular Annual Meeting of Stockholders. You will be voting on the following matters at the Annual Meeting:

  1.
  The election of seven directors named in the Proxy Statement to hold office until the 2012 annual meeting or until their successors are duly elected and qualified;

  2.
  Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

  3.
  Approval of our Amended and Restated 2010 Incentive Award Plan;

  4.
  An advisory vote on the Company's executive compensation;

  5.
  An advisory vote on the frequency of future stockholder advisory votes on the Company's executive compensation; and

  6.
  Any other business that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote:

  1.
  FOR the election of Keith E. Busse, Richard F. Dauch, Benjamin C. Duster, IV, Robert J. Kelly, William M. Lasky, Stephen S. Ledoux and John W. Risner;

  2.
  FOR the ratification the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011;

  3.
  FOR the approval of the Amended and Restated Accuride Corporation 2010 Incentive Award Plan;

  4.
  FOR the advisory resolution approving the Company's executive compensation; and

  5.
  FOR holding an advisory vote on the Company's executive compensation each year.

Who is entitled to vote at the Annual Meeting?

        The Board of Directors has established March 11, 2011 as the record date for the Annual Meeting (the "Record Date"). All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by the stockholders?

        Each share of common stock is entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. There is no cumulative voting. There were 47,233,974 shares of common stock outstanding and entitled to vote on the Record Date.

Will outstanding stock warrant holders be allowed to vote at the Annual Meeting?

        No. Holders of outstanding warrants are not entitled to vote the shares issuable upon exercise of the warrants at the Annual Meeting.

Does the Company have any convertible notes outstanding and will they be able to vote at the Annual Meeting?

        Accuride's 7.5% senior convertible notes due 2020 are no longer outstanding. Therefore, only holders of Accuride's common stock are entitled to vote at the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a "quorum." The Inspector of Elections (the "Inspector") will determine whether or not a quorum is present.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector with the assistance of the Company's transfer agent. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker non-vote" is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of these specific matters.

How many votes are required to elect directors and approve the other proposals?

        Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. This means that the directors receiving the most votes will be elected. Abstentions and Broker non-votes will not be counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

        The ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal. The results of this vote are not binding on the Board of Directors.

        The approval of the Company's Amended and Restated 2010 Incentive Award Plan requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

        The approval of the advisory resolution on the Company's executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board of Directors.

        The approval of the advisory vote on the frequency of advisory votes on the Company's executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. If no frequency option receives the vote of a majority, the Board of Directors will consider the frequency option receiving the greatest number of votes cast as the stockholders' preference. Abstentions have the same effect as a vote against the advisory vote on frequency of advisory votes on the Company's executive compensation. Broker non-votes are not counted for the advisory vote on frequency of advisory votes on the Company's executive compensation and, therefore, will have no effect on the outcome of the proposal. The results of this vote are not binding on the Board of Directors.

How do I submit my proxy?

        If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the Annual Meeting, you may deliver your completed proxy card in person.

        If you hold your shares in "street name" through a brokerage or other nominee, you will need to instruct your broker or other nominee to vote your shares on your behalf, or otherwise obtain a proxy card from the broker or other nominee that holds your shares. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

        You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another completed and properly signed proxy card with a later date to the Secretary of the Company at the Company's principal executive offices, located at 7140 Office Circle, Evansville, Indiana 47715. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Will my shares be voted if I do not return my proxy?

        If your shares of common stock are registered directly in your name, your shares of common stock will not be voted at the Annual Meeting if you do not return your proxy.

        If your shares of common stock are held in "street name," your brokerage firm, under certain circumstances, may vote your shares of common stock for you if you do not instruct your brokerage firm how to vote on your behalf. Brokerage firms have authority to vote customers' unvoted shares of common stock on routine matters. If you do not give instructions to your brokerage firm to vote your shares of common stock, your brokerage firm may either vote your shares of common stock on routine matters, or leave your shares of common stock unvoted. Only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered accounting firm is considered a "routine" matter. Therefore, your brokerage firm cannot vote your shares of common stock with respect to any other proposal included in this proxy statement unless they receive your voting instructions. We encourage you to provide your voting instructions to your brokerage firm to ensure that your shares of common stock will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

What if I return my proxy card but do not provide voting instructions?

        If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. In connection therewith, the Board of Directors has designated Richard F. Dauch and James H. Woodward, Jr. as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. Because of recent changes to these rules, the uncontested election of directors at a shareholder meeting is no longer considered a routine matter. Similarly, these rules have been changed to prohibit broker discretionary authority with respect to votes on executive compensation. Therefore, brokers do not have the discretion to vote on the uncontested election of directors or on any advisory vote regarding the Company's executive compensation.

What does it mean if I receive more than one proxy card?

        Your shares of common stock are probably registered in more than one account. You should vote all of your shares of common stock. We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, American Stock Transfer & Trust Co. LLC, at (800) 937-5449.

May stockholders ask questions at the Annual Meeting?

        Yes. There will be an opportunity for discussion at the Annual Meeting of matters germane to the proposals being considered at the Annual Meeting. In addition, Accuride representatives will be available to answer any questions of general interest at the end of the Annual Meeting.

Will representatives of Deloitte & Touche LLP be available at the Annual Meeting to respond to questions or to make a statement if they desire to do so?

        Representatives of the public accountants for the Company are expected to attend the Annual Meeting and therefore will be able to make a statement if they desire and will be available to answer questions at the Annual Meeting.

Who will be admitted to the Annual Meeting?

        Only stockholders, as of the close of business on March 11, 2011, and other persons holding valid proxies for the Annual Meeting, are entitled to attend the Annual Meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a holder of record but hold shares of our common stock in "street name," you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your common stock ownership as of March 11, 2011. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        If you hold your shares in street name, and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

What if stockholders share the same address?

        The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement to households at which two or more holders reside. This practice, known as "householding," is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of this proxy statement. If you would like to opt out of this practice for future mailings, and receive separate proxy statements for each holder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement without charge by sending a written request to Accuride Corporation, Attn: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, Indiana 47716. We will promptly send additional copies of the proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Householding does not apply to stockholders with shares registered directly in their name.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

        Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or a later-dated vote in accordance with the instructions provided with this proxy or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker or other nominee.

 PROPOSAL No. ONE

ELECTION OF DIRECTORS

Nominees

        A Board of seven directors is to be elected at the Annual Meeting. The bylaws of the Company presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board. The Board currently has eight members, however, one current director, Michael J. Bevacqua, has requested not to be nominated for re-election. Mr. Bevacqua's decision not to be nominated for re-election is not due to any disagreement with the Company, and the Board extends its sincere appreciation to Mr. Bevacqua for his service. Effective upon the end of Mr. Bevacqua's current term as a director, which will end as of the date of the Annual Meeting, the Board has determined that the size of the Board shall be reduced to seven directors.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven nominees named below, all of whom are presently directors of the Company. The seven nominees receiving the highest number of affirmative votes will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

        The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Position
Keith E. Busse(2)(3)	67	2010	Director
Richard F. Dauch	50	2011	Director, President and Chief Executive Officer of Accuride Corporation
Benjamin C. Duster, IV(1)(2)	50	2010	Director
Robert J. Kelly(1)(2)	51	2010	Director
William M. Lasky	63	2007	Director and Chairman of the Board of Accuride Corporation
Stephen S. Ledoux(1)(3)	41	2010	Director
John W. Risner(3)	51	2010	Director and Lead Independent Director

(1)
Member of the Nominating and Corporate Governance Committee.

(2)
Member of the Compensation and Human Resources Committee.

(3)
Member of the Audit Committee.

        The principal occupations and positions for at least the past five years of our current directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Biography of Director Nominees

        Keith E. Busse has served as the Chairman and CEO of Steel Dynamics, Inc. since 2007. From 1993 to May 2007, Mr. Busse also served as President and CEO of Steel Dynamics, Inc. Prior to 1993, Mr. Busse worked for Nucor Corporation for a period of twenty-one years, where he last held the office of Vice President. Mr. Busse is a co-founder of Steel Dynamics and is also Chairman of the Board and a director of Tower Financial Corporation. From 2008 to 2009 Mr. Busse was the American Iron and Steel Institute (AISI) Chairman and from 2004 to 2005 he served as Chairman of Steel Manufacturing Association. Mr. Busse has served on the board of directors of Tower Financial Corporation, a publicly held bank holding company, since 1998. He has also served as a Trustee for the University of St. Francis and Tri-State University. Mr. Busse holds a B.S. in Accounting from International Business College, a B.A. with a major in Business Finance and an Honorary Doctorate Degree in Business from St. Francis College, an M.B.A. from Indiana University, and an Honorary Degree of Doctor of Engineering from Purdue University. Mr. Busse's extensive experience as an executive officer with public manufacturing companies, his unique knowledge of the steel industry and prominent position in that industry's community and his accounting education and financial reporting expertise qualify him to serve on our board of directors.

        Richard F. Dauch has served as the President and Chief Executive Officer and as a member of our Board of Directors since February 1, 2011. Prior to joining Accuride, Mr. Dauch served as President and CEO of global mechanical fastener supplier, Acument Global Technologies, Inc. from June 2008 through January 2011. He held prior leadership roles during a 13-year career at American Axle & Manufacturing, a global supplier of driveline, drive train and chassis systems, as well as at United Technologies Carrier Corporation, after concluding an 11-year career in the United States Army. Mr. Dauch is a member of the board of directors of Spartan Motors, Inc. and the Original Equipment Suppliers Association. He also serves on the board of directors and is president of the West Point Army Football Club. Mr. Dauch is a graduate of the United States Military Academy at West Point and the Massachusetts Institute of Technology's "Leaders for Manufacturing" program graduating with an MS in Engineering and Management. Mr. Dauch's service as our President and Chief Executive Officer, his experience in various leadership positions of manufacturing companies, his leadership training and experience in the United States Military and directorship experiences qualify him to serve on our board of directors.

        Benjamin C. Duster, IV specializes as an independent director on the boards of public companies undergoing or contemplating transforming change requiring the development and implementation of new managerial, operational, organizational and/or strategic initiatives. He is currently Chairman of the Board of Catalyst Paper, a Toronto Stock Exchange listed pulp and paper producer based in Canada. He is also a director of Ormet Corporation, Chorus Aviation, WBL Corporation, and Netia, SA; and past director of Neenah Foundry and RCN Corporation. From 2002 until its sale to Essar Steel in 2007, Mr. Duster served as Chairman of the Board of Algoma Steel. From 2001 to 2005 he was a partner with Masson & Company, LLC, an interim and crisis management and financial restructuring firm. Prior to that he was a Managing Director with Wachovia Securities where he headed the Mergers & Acquisitions advisory business focusing on middle market companies. From 1981 through 1997, Mr. Duster held various positions in Mergers & Acquisitions and Merchant Banking at Salomon Brothers. Mr. Duster holds a B.A. in Economics (Honors) from Yale University, an MBA from Harvard Business School and a J.D. from Harvard Law School. He was admitted to the Illinois Bar in 1985. Mr. Duster's relevant experience in turnaround management and restructuring, his valuable financial expertise, familiarity with mergers and acquisitions, capital markets transactions and private equity and his substantial board experience and corporate governance knowledge qualify him to serve on our board of directors.

        Robert J. Kelly has been employed by Tinicum, the management company of Tinicum Capital Partners II, L.P., which we refer to as "TCP II," since 1991. Tinicum is an investment company that has been a long-standing investor of ours. Mr. Kelly currently is an observer on the board of X-Rite, Inc. and a Director of Penn Engineering and Manufacturing Corp, a leading manufacturer of specialty fasteners. Mr. Kelly has in the past served as a director of a number of TCP II portfolio companies. Prior to joining Tinicum, Mr. Kelly held positions at Pacific Telesis and Bain & Company. Mr. Kelly is

a graduate of Yale College and the Stanford University Graduate School of Business. Mr. Kelly's knowledge of restructuring transactions, his familiarity with our Company, his investment expertise and his experience on the boards of private and public companies qualify him to serve on our board of directors.

        William M. Lasky has served as Chairman of the Board since January 2009 and as a director since October 2007. He served as our Interim President and Chief Executive Officer at the request of our Board from September 2008 through January 2011. Mr. Lasky has served as the Chairman of the Board for Stoneridge, Inc., a manufacturer of electronic components, modules and systems for various vehicles, since July 2006, and has been a director of Stoneridge, Inc., since January 2004. Previously, Mr. Lasky served as the Chairman of the Board and President and Chief Executive Officer of JLG Industries, Inc., a manufacturer of aerial work platforms, telescopic material handlers and related accessories, from 1999 through late 2006. Prior to joining JLG Industries, Mr. Lasky served in various senior capacities at Dana Corporation from 1977 to 1999. Mr. Lasky holds a B.S. from Norwich University. Mr. Lasky's former service as the Company's Interim President and Chief Executive Officer, his extensive experience as an executive officer of manufacturing companies and his board memberships qualify him to serve on our board of directors.

        Stephen S. Ledoux has served as Managing Director, Rothschild, Inc., one of the world's leading independent investment banking organizations providing financial services to governments, corporations and individuals world wide, since 2001. Prior to joining Rothschild, Mr. Ledoux held the position of Portfolio Manager of Morgens Waterfall and Vintiadas, an investment advisory firm focused on equity and distressed debt investing from 1999 to 2001, as well as various positions at Lehman Brothers, The Blackstone Group, and Salomon Brothers. Mr. Ledoux holds a B.S. in Finance, Investments and Economics from Babson College. Mr. Ledoux's experience with distressed investing and his long career in investment banking, along with his business leadership skills and management experience qualify him to serve on our board of directors.

        John W. Risner has served as President of The Children's Tumor Foundation since 2005, after joining the Foundation as Treasurer in 2002. From 1997 to 2002, he served as a Senior Vice President and Senior Portfolio Manager—High Yield Bonds at AIG/Sun America Asset Management. From 1991 to 1997 he was Vice President-Senior Portfolio Manager at Value Line Asset Management. Through his long career in corporate finance, Mr. Risner has obtained significant financial experience. Mr. Risner serves on the board of directors, audit and finance committees of NII Holdings, and previously served on the board of directors of Airgate PCS and UGC Europe. Mr. Risner has management and government relations experience through work as an executive of a nonprofit organization, and he currently Chairs the Congressionally Directed Medical Research Program NFRP Integration Panel. He has experience serving on audit, compensation, finance and special committees, and qualifies as an audit committee financial expert. Mr. Risner earned a B.S. from the University of Maryland, an M.B.A. from Fordham University and is a Chartered Financial Analyst. Mr. Risner's background in finance, directorship experiences and corporate governance expertise qualify him to serve on our board of directors.

Biography of Director with Term Expiring April 26, 2011

        Michael J. Bevacqua joined Sankaty Advisors, LLC in 1999 and currently is Managing Director with responsibility for distressed investing and restructurings, which has provided Mr. Bevacqua with a unique understanding of the challenges facing a company after emerging from bankruptcy. Previously, Mr. Bevacqua was Vice President of First Union Capital Markets, where he worked in the Asset Securitization Group. Mr. Bevacqua also worked as an Associate in Corporate Finance at NationsBanc Capital Markets and spent four years as an officer in the U.S. Marine Corps. Mr. Bevacqua holds a B.S. in Finance from Ithaca College and an M.B.A. from Pennsylvania State University. Mr. Bevacqua's familiarity with restructurings and capital markets, as well as his experience as an executive officer within the investment community qualify him to serve on our board of directors. As mentioned previously, Mr. Bevacqua has elected not to seek re-election as a member of our Board, and his current term will end at the Annual Meeting.

Vote Required; Recommendation of Board of Directors

        If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

        Prior to February 26, 2010, the Effective Date of our Plan of Reorganization, our Board of Directors was comprised of Michael Alger, Mark D. Dalton, John D. Durrett, Jr., Donald T. Johnson, Jr., William M. Lasky, Donald C. Mueller, Jason H. Neimark, Charles E. Mitchell Rentschler, Donald C. Roof, Thomas V. Taylor, Jr., and Brian J. Urbanek. We refer to this Board of Directors as our Pre-Reorganization Board. On the Effective Date of our Plan of Reorganization, our Board of Directors was reconstituted to include Michael J. Bevacqua, Keith E. Busse, Benjamin C. Duster, IV, Robert J. Kelly, William M. Lasky, Stephen E. Ledoux and John W. Risner. We refer to this Board of Directors as our Post-Reorganization Board. Richard F. Dauch joined our Post-Reorganization Board in February 2011 upon his appointment as our President and Chief Executive Officer. Each of the Pre-Reorganization Board and the Post-Reorganization Board appointed an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee.

        Between January 1, 2010 and February 26, 2010, the Pre-Reorganization Board held one (1) meeting, the Compensation and Human Resources Committee held one (1) meeting, and the Audit Committee and the Nominating and Corporate Governance Committee each held no meetings. After the Effective Date of our Plan of Reorganization, during the remainder of the 2010 fiscal year, the Post-Reorganization Board held seven (7) meetings, the Audit Committee held nine (9) meetings; the Compensation and Human Resources Committee held seven (7) meetings; and the Nominating and Corporate Governance Committee held two (2) meetings. Each of the Company's incumbent directors attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during his tenure on the Board and any committee during the 2010 fiscal year.

  Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, but recognizes that circumstances may prevent attendance from time to time. To facilitate attendance and reduce travel costs, the Company plans to schedule its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts may prevent this arrangement. During 2010, the Company was not required to hold, and did not hold, an Annual Meeting of Stockholders due to the timing of its emergence from the Chapter 11 bankruptcy process on February 26, 2010.

  Director Independence

        On December 22, 2010, the Company re-listed on the NYSE. The Post-Reorganization Board has determined that Messrs. Busse, Duster, Kelly, Ledoux and Risner, are "independent" as that term is defined in the NYSE rules. In making that determination, Post-Reorganization Board considered the objective standards set forth in the NYSE rules, and also reviewed relationships between each director and the Company in detail to determine whether, despite satisfying the objective standards for independence, any such director has relationships with the Company that, individually or in the aggregate, would prevent the Board of Directors from finding that such director is independent or would be reasonably expected to interfere with such person's exercise of independent judgment. The Board of Directors considered directors' relationships with the Company from the standpoint of both the nominee and the persons and organizations with which the nominee has an affiliation. In addition, the Post-Reorganization Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Post-Reorganization Board has adopted a charter for each of the three standing committees. In addition, the Post-Reorganization Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The current members of the Post-Reorganization Board's standing committees are all NYSE "independent".

        Additionally, the members of our Pre-Reorganization Board had determined that Mark D. Dalton, John D. Durrett, Jr., Donald T. Johnson, Jr., Charles E. Mitchell Rentschler and Donald C. Roof were "independent" as that term is defined in the NYSE rules.

  Audit Committee

        The Board has established a standing Audit Committee to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com. During 2009 and through February 26, 2010, the Effective Date of our Plan of Reorganization, Mark D. Dalton, Charles E. Mitchell Rentschler, and Donald C. Roof comprised the Audit Committee, with Mr. Roof serving as Chairman. On March 5, 2010 our Audit Committee was reconstituted by our Post-Reorganization Board to be comprised of Messrs. Busse, Ledoux and Risner. Mr. Risner serves as Chairman. The Post-Reorganization Board has determined that all current members of the Audit Committee are "independent" as that term is defined in the NYSE's rules. In addition, the Post-Reorganization Board has determined that each current member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. The Post-Reorganization Board has further determined that each current member of the Audit Committee is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act.

  Compensation and Human Resource Committee

        The Compensation and Human Resources Committee (the "Compensation Committee") discharges the Board's responsibilities relating to compensation of the Company's executives, including the establishment, maintenance and oversight of compensation and benefit policies and programs. The Compensation Committee also reviews the Company's senior management structure, periodically assesses the capabilities of the Company's officers, provides oversight of succession planning for the Chief Executive Officer and other senior management positions, and reviews compliance with the compensation rules, regulations and guidelines promulgated by the Securities and Exchange Commission ("SEC") and other laws as applicable. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation and Human Resources Committee Charter, which is posted in the Investor Information section of our website at www.accuridecorp.com. During 2009 and through February 26, 2010, the Effective Date of our Plan of Reorganization, John D. Durrett, Jr., Donald T. Johnson, Jr., and Charles E. Mitchell Rentschler comprised the Compensation Committee, with Mr. Johnson serving as Chairman. On March 5, 2010 our Compensation Committee was reconstituted by our new Board of Directors to be comprised of Messrs. Bevacqua, Busse, Duster, and Kelly. Effective upon the conclusion of his current term as a director at our Annual Meeting, Michael Bevacqua will no longer be a member of our Compensation Committee, and the committee be comprised solely of directors that are "independent" as defined in the New York Stock Exchange Rules. Mr. Duster serves as the Compensation Committee's Chairman.

        The Compensation Committee has the sole authority to determine the Chief Executive Officer's compensation. In fulfilling that responsibility, the Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the CEO in light of those goals and objectives and determining and approving the total compensation package of the CEO based on such evaluation. The Compensation Committee is further responsible for reviewing and approving the total compensation package of non-CEO executive officers as defined by Rule 3b-7 of the Exchange Act. To aid the Compensation Committee in setting compensation, our CEO provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers, but does not actually set any NEO's compensation. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee, with the participation of the CEO, reviews the performance of each senior executive officer annually.

        The Compensation Committee is also responsible for periodically reviewing and making recommendations to the Board with respect to the compensation of all non-management directors.

        In fulfilling its responsibilities, the Compensation Committee has from time to time retained the services of a compensation consultant to assist it in determining the key elements of our compensation programs, as well as analyzing key executive management compensation relative to comparable companies. In July 2010, our current Compensation Committee retained Towers Watson as its independent compensation consultant until October 1, 2010, at which point the Committee engaged Pay Governance. Pay Governance is an independent executive compensation consulting firm created by former Towers Watson executive compensation consultants. Neither Towers Watson nor Pay Governance performed any work for the Company other than its work for the Compensation Committee.

        The Committee may delegate its responsibilities to a Section 16 and 162(m) Subcommittee to the extent necessary to allow the Company to avail itself of certain provisions of Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code. Further the Compensation Committee may delegate responsibility for (a) approving employment agreements and severance arrangements, (b) any change-in-control agreements and certain change-in-control provisions, and (c) any special or supplemental compensation and benefits as they relate to initial offers of employment of the CEO or executive officers to a subcommittee of the Compensation Committee or other members of the Board or management as the Compensation Committee deems appropriate, to the extent consistent with the Company's bylaws and applicable law.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee acts pursuant to a written charter adopted by the Board, which is available at the Investor Information section of our website at www.accuridecorp.com. The Nominating and Corporate Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. During 2009 and through February 26, 2010, the Effective Date of our Plan of Reorganization, our Nominating and Corporate Governance Committee was comprised of John D. Durrett, Jr. and Donald C. Roof, with Mr. Durrett serving as Chairman. On March 5, 2010 our Nominating and Corporate Governance Committee was reconstituted by our new Board of Directors to be comprised of Messrs. Duster, Kelly, and Ledoux. Mr. Kelly serves as Chairman. The Nominating and Corporate Governance Committee met two (2) times in conjunction with Board meetings during the 2010 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" as defined in the New York Stock Exchange Rules.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Corporate Governance Committee consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement. As specified in the Company's Bylaws, stockholders recommending director candidates must provide all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder, including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        In evaluating director nominees, the Nominating and Governance Committee considers the following criteria:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment, including ability to make independent analytical inquiries.

        There are no stated minimum criteria for director nominees, and the Company does not have a formal policy on diversity of Board membership. In addition to the criteria listed above, the Nominating and Corporate Governance Committee may also consider such other factors as it deems are in the best interests of the Company and its stockholders. All candidates are reviewed in the same manner regardless of the source of the recommendation.

        The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Nominating and Corporate Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy, the Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has in the past engaged a third party to assist in identifying potential director nominees, and reserves the right to do so in the future.

        Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716. All communications received will be reported to the Board or the individual directors, as appropriate.

  Non-management Director Executive Sessions

        To promote open discussion among the non-management directors, our non-management directors meet at regularly scheduled "executive sessions" in which those directors meet without management participation. The Lead Independent Director of our Board presides over these meetings. Additionally, in the event our non-management directors include directors who are not also "independent" under NYSE rules, the "independent" directors will meet separately at least once per year in executive session. Interested parties may communicate directly with our non-management directors by writing to Accuride Corporation, ATTN: Non-management Directors, c/o Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

  Board Leadership Structure

        Under our bylaws, our directors have the discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer as they deem appropriate in light of our existing circumstances. In February 2011, in connection with the hiring of our President and Chief Executive Officer, Richard F. Dauch, the Board decided to separate the positions. Prior to 2011, William M. Lasky served as Chairman of the Board from January 2009 through January 2011 and served as Interim President and Chief Executive Officer from September 2008 until January 2011. Our current separation of roles allows our President and Chief Executive Officer to focus his efforts on running the Company while the Chairman of the Board, along with our Lead Independent Director, coordinates the Board's activities. This separation of roles notwithstanding, we believe it is important that the President and Chief Executive Officer, the Chairman of the Board and the Lead Independent Director work together to ensure the Board is fully advised of important issues, trends and business developments. To that end, the flow of information between management and the Board is frequent, timely and substantive.

  Board Oversight of Risk

        Management is responsible for the Company's day-to-day risk management activities and processes, and our Board's role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and strategic direction, as well as the adequacy of our risk assessment and risk management processes. Our Board performs this oversight function in a variety of ways, including the following:

  •
  the Board receives management updates on our business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to those topics; and

  •
  the Audit Committee assists the Board in its oversight of risk management by discussing with management the Company's major financial, reporting, disclosure and regulatory and legal compliance risk exposures and the steps management has taken to monitor and control such exposures, including the Company's financial, reporting and disclosure activities and related risk management guidelines and policies.

  Compensation Programs and Policies Risk Assessment

        We conducted a risk assessment of our compensation programs and policies from a legal, human resources, auditing and risk management perspective and reviewed and discussed this assessment with the compensation committee. Based on this assessment we concluded that we do not have any compensation programs or practices which would reasonably likely have a material adverse effect our business.

Code of Ethics

        The Board has also adopted a formal code of conduct that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Conduct, as well as our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee of the Board in the Investor Information section of our website at www.accuridecorp.com. Additionally, these documents are available in print to any stockholder who requests them by writing to Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

 COMPENSATION OF NON-EMPLOYEE DIRECTORS

        The following Director Compensation Table sets forth summary information concerning the compensation earned in 2010 for services as directors to our Company. As detailed above, prior to February 26, 2010, the Effective Date of our Plan of Reorganization, our Board of Directors was comprised of Michael Alger, Mark D. Dalton, John D. Durrett, Jr., Donald T. Johnson, Jr., William M. Lasky, Donald C. Mueller, Jason H. Neimark, Charles E. Mitchell Rentschler, Donald C. Roof, Thomas V. Taylor, Jr., and Brian J. Urbanek. On the Effective Date of our Plan of Reorganization, our Board of Directors was reconstituted to include Michael J. Bevacqua, Keith E. Busse, Benjamin C. Duster, IV, Robert J. Kelly, William M. Lasky, Stephen E. Ledoux and John W. Risner.

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Michael Alger	$22,000	$4,500	$26,500
Mark D. Dalton	$67,000	$4,500	$71,500
John D. Durrett, Jr.	$23,625	$4,500	$28,125
Donald T. Johnson, Jr.	$69,375	$4,500	$73,875
William M. Lasky	$71,250	$108,110	$179,360
Donald C. Mueller	$21,250	$4,500	$25,750
Jason H. Neimark	$22,000	$4,500	$26,500
Charles E. Mitchell Rentschler	$22,500	$4,500	$27,000
Donald C. Roof	$70,750	$4,500	$75,250
Thomas V. Taylor, Jr.	$22,000	$4,500	$26,500
Brian J. Urbanek	$22,000	$4,500	$26,500
Michael Bevacqua	$50,000	$103,610	$153,610
Keith E. Busse	$50,000	$103,610	$153,610
Benjamin C. Duster	$56,250	$103,610	$159,860
Robert J. Kelly	$56,250	$103,610	$159,860
Stephen S. Ledoux	$50,000	$103,610	$153,610
John W. Risner	$79,167	$103,610	$182,777

(1)
All fees are shown in this column regardless of payment date or method. The amounts are detailed below:

	Base Retainer	Lead Independent	Audit Committee Chairman	Human Resource & Compensation Committee Chairman	Nominating/ Governance Committee Chairman	Meeting Attendance Fee	Special Committee Fee(a)	Total
Michael Alger(b)	$21,250	—	—	—	—	$750	—	$22,000
Mark D. Dalton(b)	$21,250	—	—	—	—	$750	$45,000	$67,000
John D. Durrett, Jr.(b)	$21,250	—	—	—	$1,875	$500	—	$23,625
Donald T. Johnson, Jr.(b)	$21,250	—	—	$1,875	—	$1,250	$45,000	$69,375
William M. Lasky(d)	$71,250	—	—	—	—	—	—	$71,250
Donald C. Mueller(b)	$21,250	—	—	—	—	—	—	$21,250
Jason H. Neimark(b)	$21,250	—	—	—	—	$750	—	$22,000
Charles E. Mitchell Rentschler(b)	$21,250	—	—	—	—	$1,250	—	$22,500
Donald C. Roof(b)	$21,250	—	$3,750	—	—	$750	$45,000	$70,750
Thomas V. Taylor, Jr.(b)	$21,250	—	—	—	—	$750	—	$22,000
Brian J. Urbanek(b)	$21,250	—	—	—	—	$750	—	$22,000
Michael Bevacqua(c)	$50,000	—	—	—	—	—	—	$50,000
Keith E. Busse(c)	$50,000	—	—	—	—	—	—	$50,000
Benjamin C. Duster(c)	$50,000	—	—	$6,250	—	—	—	$56,250
Robert J. Kelly(c)	$50,000	—	—	—	$6,250	—	—	$56,250
Stephen S. Ledoux(c)	$50,000	—	—	—	—	—	—	$50,000
John W. Risner(c)	$50,000	$16,667	$12,500	—	—	—	—	$79,167

(a)
As members of the Special Committee appointed by the full Board of Directors, each was granted a cash award during 2010 as compensation for services.

(b)
Served as a director though February 26, 2010.

(c)
Began service as a director as of February 26, 2010.

(d)
As reflected in the Summary Compensation Table, Mr. Lasky also received $3,416,420 in compensation for his services as Interim President and CEO during 2010.
(2)
Each member of our Pre-Reorganization Board received a grant of 10,000 RSUs on 2/1/10, and these shares vested on 2/26/10. These amounts represent the aggregate expense recognized for financial statement reporting purposes in 2010, disregarding forfeitures related to service-based vesting conditions, in accordance with the Financial Accounting Standards Board's ("FASB") ASC Topic 718, Compensation—Stock Compensation, for stock options and RSUs granted to the directors. The total grant date fair value of awards to the directors made in 2010 was $774,770. The awards for which expense is shown in this table include the awards described below:

	Grant Date	Restricted Stock Units Granted		Stock Option Shares Granted	Exercise Price	Grant Date Fair Value of Stock and Option Awards	Stock Option Shares Exercisable at 12/31/2010	Stock Option Shares Outstanding at 12/31/2010
Michael Alger	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Mark D. Dalton	2/1/2010	10,000	(b)	—	—	$4,500	—	—
John D. Durrett, Jr.	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Donald T. Johnson, Jr.	2/1/2010	10,000	(b)	—	—	$4,500	—	—
William M. Lasky(a)	2/1/2010	10,000	(b)	—	—	$4,500	—	—
	8/3/2010	7,970	(c)	—	—	$103,610	—	—
Donald C. Mueller	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Jason H. Neimark	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Charles Mitchell Rentschler	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Donald C. Roof	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Thomas V. Taylor, Jr.	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Brian J. Urbanek	2/1/2010	10,000	(b)	—	—	$4,500	—	—
Michael Bevacqua	8/3/2010	7,970	(c)	—	—	$103,610	—	—
Keith E. Busse	8/3/2010	7,970	(c)	—	—	$103,610	—	—
Benjamin C. Duster	8/3/2010	7,970	(c)	—	—	$103,610	—	—
Robert J. Kelly	8/3/2010	7,970	(c)	—	—	$103,610	—	—
Stephen S. Ledoux	8/3/2010	7,970	(c)	—	—	$103,610	—	—
John W. Risner	8/3/2010	7,970	(c)	—	—	$103,610	—	—

(a)
As noted in Compensation for Named Executive Officers, under the Key Employee Incentive Program, Mr. Lasky was granted 148,500 shares (given effect to the 1-for-10 reverse stock split) on February 26, 2010 as payment for the bonus earned under the KEIP for his service as the Interim President and CEO.

(b)
RSU's granted on 2/1/2010 were for (old) shares of our Company outstanding prior to the Effective Date of our Plan of Reorganization. On 2/26/2010, the Effective Date of our Plan of Reorganization, the RSU awards referenced with this footnote immediately vested and were converted to post-bankruptcy stock with each RSU receiving (i) 0.04145 of a share of (new) Accuride common stock and (ii) 0.56231 warrants to purchase one share of (new) Accuride common stock. These shares were further subject to adjustment to give affect to the 1-for-10 reverse stock split that became effective November 18, 2010.

(c)
RSU's listed are on a post-reverse stock split basis.

  Narrative to Director Compensation Table

        Prior to February 26, 2010, the Effective Date of our Plan of Reorganization, our director compensation structure was as follows:

  •
  Each non-employee director received an annual cash retainer of $45,000;

  •
  Each non-employee director received an additional cash payment of $40,000;

  •
  Each non-employee director received a fee of $1,500 for each Board meeting attended in person and, alternatively, a fee of $750 for each Board meeting attended telephonically;

  •
  Each non-employee director that was a member of a committee received a fee of $1,000 for each committee meeting attended in person of which he was a member and, alternatively, a fee of $500 for each committee meeting attended telephonically of which he was a member; and

  •
  The non-employee director Chairpersons of Board committees received the following annual retainers in addition to the non-employee director fees outlined above:

  •
  Audit Committee Chairperson—$15,000 annual retainer;

  •
  Nominating Committee Chairperson—$7,500 annual retainer; and

  •
  Compensation and Human Resources Committee Chairperson—$7,500 annual retainer.

        In addition, as of the first business day of February each year, each non-employee director of the Company was granted 10,000 restricted stock units ("RSUs"), with one-quarter of such RSUs vesting on March 31, June 30, September 30 and the first business day of January immediately following the date of grant, subject to continued service. Shares were delivered to each non-employee director in accordance with this vesting schedule, unless the non-employee director has elected to defer delivery pursuant to the Accuride Corporation Directors' Deferred Compensation Plan (the "DDCP"). On February 26, 2010, the Effective Date of our Plan of Reorganization, the 2010 annual RSU awards immediately vested and were converted to post-bankruptcy stock with each RSU receiving (i) 0.04145 of a share of (new) Accuride common stock and (ii) 0.56231 warrants to purchase one share of (new) Accuride common stock. These shares were further subject to adjustment to give affect to the 1-for-10 reverse stock split that became effective November 18, 2010.

        Upon being appointed, our new Board of Directors retained Towers Watson, an independent compensation consultant, to review the competitiveness of the compensation structure provided to our non-employee directors. Based in part upon that study, the Board adopted the following revised non-employee director compensation structure, effective March 1, 2010:

  •
  Each non-employee director will receive an annual cash retainer of $60,000;

  •
  Additionally, the Lead Independent Director and each non-employee director Chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined above:

  •
  Lead Independent Director—$20,000 annual retainer;

  •
  Audit Committee Chairperson—$15,000 annual retainer;

  •
  Nominating Committee Chairperson—$7,500 annual retainer; and

  •
  Compensation and Human Resources Committee Chairperson—$7,500 annual retainer.

        In addition, effective February 24, 2011, the non-employee Chairman of the Board will receive an annual cash retainer of $30,000 in addition to the non-employee director fees outlined above.

        Further, each non-employee director of the Company will receive an annual grant of Restricted Stock Units ("RSUs") valued at $60,000, with such RSUs vesting in full on the first anniversary of the grant date subject to continued service. Beginning in 2012, the annual non-employee director RSU grant will be made on the first business day of February each year. Shares will be delivered to each non-employee director in accordance with this vesting schedule, unless the non-employee director has elected to defer delivery pursuant to the Accuride Corporation Directors' Deferred Compensation Plan (the "DDCP").

        In September 2008, upon resignation of our former President and CEO, Mr. Lasky agreed to serve as our Interim President and CEO in addition to continuing to serve as a member of our Board. As disclosed in our Compensation Discussion and Analysis, the Compensation and Human Resources Committee agreed that, in addition to his compensation as Interim President and CEO, Mr. Lasky would continue to receive cash equal to the retainer and other cash fees paid to the Company's non-employee directors and upon the same terms and conditions, as well as an annual equity grant equal to the equity grants issued annually to the Company's non-employee directors.

        Under the DDCP, non-employee directors may elect to defer payment of all or a specified part of their compensation earned during a given year, including any stock-based compensation. Deferred compensation will be distributed to the non-employee directors: 1) in a lump sum payment or installments, as the non-employee director may elect; and 2) as of the first January 1 following the non-employee director's separation from the Company, unless the non-employee director has elected a different payment schedule.

        We reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Board Committee meetings.

 PROPOSAL No. TWO

ADVISORY VOTE ON APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

        Deloitte & Touche LLP ("Deloitte") has been the independent registered public accounting firm for the Company since 1997 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company's independent registered public accounting firm for the 2011 fiscal year has been approved by the Board, subject to an advisory vote by the stockholders.

        The Company has been advised that a representative of Deloitte will be present, in person or via teleconference, at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees billed or to be billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the following services during fiscal 2009 and 2010:

	2010 Fees	2009 Fees
Audit fees(1)	$1,464	$1,329
Audit-related fees(2)	—	—
Tax fees(3)	149	44
All other fees(4)	1,334	492

Total	$2,947	$1,865

(1)
Audit Fees:    represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such periods, or for services that are normally provided in connection with statutory and regulatory filings or engagements. Due to the fact that we conduct a fully integrated audit, we cannot determine the amount of fees related to Sarbanes-Oxley Act, Section 404 audit services.

(2)
Audit-related Fees:    represents the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees, such as due diligence related to mergers and acquisitions, accounting consultations and internal control reviews.

(3)
Tax Fees:    represents the aggregate fees billed or to be billed for professional services rendered for U.S. federal, state and foreign tax compliance, acquisition related tax integration and tax restructuring services.

(4)
All Other Fees:    represents the aggregate fees billed or to be billed consisting of permitted non-audit services. During 2010, we incurred fees of $1,307 for services related to bankruptcy matters and debt offering. During 2009, we incurred fees of $306 for services related to bankruptcy.

        All of these services for fiscal years 2010 and 2009 were approved by the Audit Committee in accordance with the pre-approval policies described below.

        In accordance with the Audit Committee charter, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other permitted non-audit services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC's rules on auditor independence.

Vote Required; Recommendation of the Board of Directors

        Although not required to be submitted for stockholder approval, the Board is seeking an advisory vote on the appointment of the Company's independent registered public accounting firm for 2011. In the event stockholders do not approve the selection of Deloitte & Touche LLP by the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, the appointment of the Company's independent registered public accounting firm will be reconsidered by the Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2011 FISCAL YEAR.

 PROPOSAL No. THREE

APPROVAL OF THE
AMENDED AND RESTATED ACCURIDE CORPORATION 2010 INCENTIVE AWARD PLAN

        We are requesting that our stockholders vote in favor of adopting the Amended and Restated Accuride Corporation 2010 Incentive Award Plan (the "Plan"), which was approved originally by the Board of Directors on July 28, 2010, and subsequently amended by the Board on February, 24, 2011. A summary of the principal provisions of the Plan is set forth below. The summary is qualified by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.

        The Plan provides for the grant of options (both nonqualified and incentive stock options), stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance awards, dividend equivalent rights, stock payments, deferred stock, and cash based awards (collectively, "Awards").

        Under the terms of the Plan, a total of 3,500,000 shares of our common stock are reserved for issuance under Awards.

Shares Subject to Plan

        Under the Plan, the aggregate number of shares of our common stock that may be issued is 3,500,000. The Plan provides for specific limits on the number of shares that may be subject to different types of Awards:

  •
  No more than 250,000 shares may be granted in any calendar year to any one Participant (as defined below).

  •
  In any one calendar year a Participant may not receive a cash based award with a value exceeding one million five hundred thousand dollars ($1,500,000).

        The shares of our common stock available under the Plan may be either previously authorized and unissued shares, treasury shares or shares purchased on the open market. The Plan provides for appropriate adjustments in the number and kind of shares subject to the Plan and to outstanding Awards thereunder in the event of a corporate event or transaction, including merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock split, stock dividend, reverse stock split, split up, spin-off or other distribution of stock or property, combination of shares, exchange of shares or other similar change in capital structure.

        If any portion of an Award terminates, expires, is forfeited or otherwise cancelled without the issuance of shares, or is settled in cash in lieu of shares, or exchanged prior to the issuance of shares for an Award not involving shares, then the shares subject to such Award shall be available again for grant under the Plan. Additionally, if the option exercise price or any tax withholding on any Award is paid in shares, the shares withheld to pay the exercise price or tax withholding will continue to be available for issuance under the Plan.

        On March 15, 2011, the closing price of a share of our common stock on the New York Stock Exchange was $13.06.

Administration

        The Plan is generally administered by our Compensation and Human Resources Committee (the "Committee") or any subcommittee thereof; provided, that a subcommittee of our Board of Directors may also function as the Committee. The Committee is authorized to determine the individuals who will receive Awards (the "Participants"), when they will receive Awards, the number of shares to be subject to each Award, the price of the Awards granted, payment terms, payment method and the expiration date applicable to each Award. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Plan. The Committee may from time to time delegate its authority to grant or amend awards to officers of the company provided, that the full Board, acting by a majority of its members, must conduct the general administration of the Plan with respect to non-employee directors. In addition, the Committee may not delegate its authority with respect to senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any individual who is subject to Section 162(m) of the Internal Revenue Code (the "Code").

Amendment and Termination.

        The Committee, subject to approval of the Board, may terminate, amend, or modify the Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the Plan, to permit the Committee to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the Plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price.

        In no event may an Award be granted pursuant to the Plan on or after the tenth anniversary of the date the stockholders approve the Plan.

Eligibility

        Awards under the Plan may be granted to individuals who are our employees or employees of our subsidiaries, our non-employee directors and our consultants and advisors. As of February 28, 2011, we had 2,968 employees and seven non-management directors. However, options which are intended to qualify as ISOs may only be granted to employees.

Awards.

        The following will briefly describe the principal features of the various Awards that may be granted under the Plan.

        Options—Options provide for the right to purchase our common stock at a specified price, and usually will become exercisable in the discretion of the Committee in one or more installments after the grant date. The option exercise price may be paid in:

  •
  cash,

  •
  check,

  •
  shares of our common stock which have been held by the option holder for at least 6 months,

  •
  broker assisted cash-less exercise, or

  •
  such other methods as the Committee may approve from time to time.

        The Committee may at any time substitute SARs for options granted under the Plan. Options may take two forms, nonstatutory options (NSOs) and incentive stock options (ISOs). NSOs may be granted for any term specified by the Committee, but shall not exceed ten years. ISOs will be deigned to comply with the provision of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions ISOs must:

  •
  have an exercise price not less than the fair market value of our common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock ("10% stockholders"), then such exercise price may not be less than 110% of the fair market value of our common stock on the date of grant,

  •
  be granted only to our employees and employees of our subsidiary corporations,

  •
  expire with a specified time following the option holders termination of employment,

  •
  exercised within ten years after the date of grant, or with respect to 10% stockholders, no more than five years after the date of grant, and

  •
  not be exercisable for the first time for shares of our common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

        No ISO may be granted under the Plan after ten years from the date the Plan is approved by our stockholders.

        Restricted Stock—A restricted stock award is the grant of shares of our common stock at a price determined by the Committee (which price may be zero) that is nontransferable and unless otherwise determined by the Committee at the time of award, may be forfeited upon termination of employment or service during a restricted period. The Committee shall also determine in the Award agreement whether the Participant will be entitled to vote the shares of restricted stock and or receive dividends on such shares. Restricted stock granted to employees and consultants will vest according to the terms of each individual Award agreement, as determined by the Committee. In addition, the vesting of restricted stock may be accelerated in the event of a change in control, death or disability.

        Stock Appreciation Rights—SARs provide for the payment to the holder based upon increases in the price of our common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. The term of each SAR is set by the Committee, but shall not exceed 10 years from the date of grant. Payment for SARs may be made in cash, our common stock or any combination of the two.

        Restricted Stock Units—Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the Award agreement we shall deliver to the holder of the restricted stock unit, unrestricted shares of our common stock which will be freely transferable. The Committee will specify the vesting requirements in each Award agreement. The vesting of restricted stock units may be accelerated in the event of a change in control, death or disability.

        Dividend Equivalents—Dividend equivalents represent the value of the dividends per share we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the Participant. These may be paid in cash or stock. Dividend Equivalents paid in cash do not count against the share and award limits under the Plan.

        Performance Awards—Performance awards are denominated in cash or shares of our common stock and are linked to satisfaction of performance criteria established by the Committee. If the Committee determines that the Award is intended to meet the requirements of "qualified performance based compensation" and therefore be deductible under Section 162(m) of the Code, then the performance criteria which the Award will be based shall be with reference to any one or more of the following:

  •
  net earnings (either before or after interest, taxes, depreciation and amortization),

  •
  economic value-added (as determined by the Committee),

  •
  gross or net sales or revenue,

  •
  net income (either before or after taxes),

  •
  adjusted net income,

  •
  operating earnings,

  •
  cash flow (including, but not limited to, operating cash flow and free cash flow),

  •
  return on capital,

  •
  return on assets,

  •
  return on stockholders' equity,

  •
  total stockholder return,

  •
  return on sales,

  •
  gross or net profit or operating margin,

  •
  costs,

  •
  funds from operations,

  •
  expenses,

  •
  productivity,

  •
  return on net assets,

  •
  operating efficiency,

  •
  customer satisfaction,

  •
  working capital,

  •
  earnings per share,

  •
  adjusted earnings per share,

  •
  implementation or completion of critical projects,

  •
  cash flow return on capital,

  •
  price per share of common stock, and

  •
  market share

any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

        Stock Payments—Payments to Participants of bonuses or other compensation may be made under the Plan in the form our common stock.

        Deferred Stock—Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold, or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the deferred stock is delivered.

New Plan Benefits

        The number of Awards that an employee or director can receive under the Plan is determined in the discretion of the Committee and therefore cannot be determined in advance. For illustrative purposes, however, after we emerged from bankruptcy in 2010 the following amounts were granted to the named executive officers and the other groups of individuals named below.

Name and Position	Dollar Value	Number of RSUs
William M. Lasky	$103,610	7,970	(1)
James H. Woodward, Jr.	$250,000	18,116	(2)
Edward J. Gulda(3)	$225,000	16,304	(2)
James J. Maniatis	$200,000	14,493	(2)
Richard F. Schomer	$200,000	14,493	(2)
Executive Officer Group(4)	$1,375,000	99,637	(2)
Non-Executive Director Group(5)	$725,270	55,798	(1)
Non-Executive Officer Employee Group	$1,085,315	78,646	(2)

(1)
Reflects RSUs granted during 2010 to directors, including Mr. Lasky. Post-emergence director grants in 2010 were made in two tranches, with 4,347 shares vesting on March 1, 2011 and 3,623 shares vesting on March 1, 2014. The number of RSUs shown have been adjusted for our 1-for-10 reverse stock split.

(2)
Reflects RSUs granted during 2010 under our LTIP, which were scheduled to vest in equal annual installments over a three-year period on the anniversary date of grant. The number of RSUs shown have been adjusted for our 1-for-10 reverse stock split.

(3)
Mr. Gulda is no longer employed by the Company.

(4)
Includes Company Section 16 Officers.

(5)
Includes Mr. Lasky, who received grants equivalent to non-executive directors pursuant to the terms of his employment agreement.

Changes in Control

        In connection with a change in control, unless, all options, restricted stock and SARs are assumed or converted in the transaction, the Committee may cause each such Award to become fully vested and exercisable and all forfeiture restrictions on such Awards shall lapse. In addition, all restricted stock units, deferred stock and performance stock may become deliverable.

Adjustments upon Certain Events

        In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of company assets to stockholders, or other similar changes affecting the shares or share price of company stock, the Committee shall make equitable adjustments to reflect changes with respect to (i) the terms and conditions of any outstanding Awards (ii) the number and kind of shares subject to an Award, (iii) the aggregate number and kind of shares that may be issued under the Plan, and (iv) the grant or exercise price per share for any outstanding Awards. In addition, upon such events the Committee may provide for (i) the termination of any Awards in exchange for cash equal to the amount the holder would otherwise be entitled if they had exercised the Award, (ii) the full vesting, exercisability or payment of any Award, (iii) the assumption of such Award by any successor, (iv) the replacement of such Award with other rights or property, (iv) the adjustment of the number and type of shares and/or the terms and conditions of the Awards which may be granted in the future, or (v) that Awards cannot vest, be exercised or become payable after such event.

Awards Not Transferable

        Generally the Awards may not be pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution. The Committee may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder's family, charitable institutions or trusts for the benefit of family members.

Miscellaneous

        As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company requires Participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a Participant may also be used to discharge tax withholding obligations, subject to the discretion of the Committee to disapprove of such use.

        The Plan will expire and no further Awards may be granted after the tenth anniversary.

Federal Income Tax Consequences

        The tax consequences of the Plan under current federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the Plan, and is intended for general information only. State and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

        Nonqualified Stock Options.    For federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the Plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

        Incentive Stock Options.    An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long or short term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

        Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of an SAR. Upon exercise of an SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

        Restricted Stock.    A Participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless an election is made by the Participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the Participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the Participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefore and the Company will be entitled to a deduction for the same amount.

        Restricted Stock Unit.    A Participant will generally not recognize taxable income upon the grant of a restricted stock unit. However, when the shares are delivered to the Participant, then the value of such shares at that time will be taxable to the Participant as ordinary income. Generally the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the Participant.

        Performance Awards.    A Participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and the company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the Participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

        Section 162(m) Limitation.    In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock, restricted stock units and performance unit/share Awards granted under the Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are granted or vest upon preestablished objective performance measures based on the performance goals described above under the section entitled "Performance Awards".

        We have attempted to structure the Plan in such a manner that the Committee can determine the terms and conditions of Awards granted thereunder in order to determine whether the remuneration attributable to such Awards will be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the Plan.

Plan Benefits

        The number of Awards that an individual Participant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance.

Equity Compensation Plans

        The following table provides certain information as of December 31, 2010 about our common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	$—	0
Equity compensation plans not approved by security holders	232,367	$13.38	1,260,000	(1)

(1)
Reflects number of shares reserved for issuance under the 2010 Incentive Award Plan on July 28, 2010 giving effect to the 1-for-10 reverse stock split. As noted above, the 2010 Incentive Award Plan was amended and restated to reserve 3,500,000 shares (on a post-reverse stock split basis) for issuance under the plan.

Board Recommendation and Vote Required for Approval:

        Approval of the Accuride Corporation 2010 Incentive Award Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ACCURIDE CORPORATION 2010 INCENTIVE AWARD PLAN.

 PROPOSAL No. FOUR

APPROVAL OF THE
ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION

        We are asking our stockholders to provide an advisory approval of the 2010 compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure, set forth in this proxy statement (commonly referred to as "Say-on-Pay"). While this vote is advisory, and not binding on our company, it will provide information to our Compensation and Human Resources Committee and management regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when evaluating compensation for the remainder of 2011 and determining executive compensation for future years. We are providing this vote as required pursuant to Section 14A of the Exchange Act.

        As described more fully in the Compensation Discussion and Analysis portion of this proxy, our executive compensation program has been designed to attract, motivate and retain individuals with the skills needed to formulate and implement strategy to further the creation of stockholder value. Our core compensation principles are designed to align management's interests with our stockholders' interests to support long-term value creation and pay for performance. In the course of establishing the 2010 compensation program, our Compensation Committee, with input from its compensation consultants, evaluated compensation structures designed to achieve short-term and long-term business goals during a very challenging period in our Company's history, including the fact that our Company was in the middle of Chapter 11 bankruptcy proceedings as we entered 2010.

        Our 2010 compensation program sought to align executive compensation with both short-term and long-term goals, through market competitive base salaries, an annual cash incentive program and a long term equity incentive program. The 2010 annual cash incentive program for our NEOs used company-wide performance metrics (free cash flow and adjusted EBITDA) that required performance that was in line with projections provided to investors and the court during our bankruptcy process. In addition, our 2010 long-term incentive awards were granted in the form of restricted stock units with a three-year vesting schedule, a design intended to provide long-term management equity incentives where none existed due to the bankruptcy process, to incent long-term equity performance of the Company, and to bolster retention of key employees.

        In addition to our core compensation policies and programs, in 2009 and 2010 our previous Board of Directors implemented one-time compensation programs in targeted response to a historic industry downturn and our resulting bankruptcy process. The programs included a Key Executive Incentive Program, or KEIP, which was supported by the Company's key constituents in the bankruptcy process and approved by the bankruptcy court, and a one-time retention program designed to retain the Company's senior management team at least through May 2010. Both programs were intended to maximize stakeholder value by ensuring continued stable operation of our business while exiting the bankruptcy process with an enhanced capital structure as quickly as possible. As a result, Accuride:

  •
  achieved its goal of retaining all senior management employees during the bankruptcy process;

  •
  exited bankruptcy in February 2010, in less than five (5) months from the October filing date, which helped preserve customer and vendor relationships;

  •
  exited bankruptcy with solid liquidity and did not draw on its Debtor-in-Possession financing; and

  •
  exited bankruptcy with a significantly improved balance sheet and revised capital structure.

These one-time, unique compensation features reflected the extraordinary circumstances facing the Company in 2009 and 2010 and are not part of the 2011 NEO compensation terms and are not intended to become core compensation strategies.

        During the economic challenges of 2010, the Company took additional steps with respect to the compensation of our NEOs:

  •
  Accuride froze base salary for our NEOs in 2010 with the exception of James H. Woodward whose compensation structure changed when he became the permanent Chief Financial Officer on May 17, 2010, after previously serving in an interim role; and

  •
  Accuride froze the employer match on 401(k) in 2010, resulting in no such contributions made by the Company on behalf of our NEOs.

        Our 2010 compensation benchmarking survey indicated that our annual target cash compensation was generally at or slightly below the market fiftieth percentile, while long-term incentive grant date values were generally at or slightly above market fiftieth percentile. The benchmarking survey revealed that 2009 executive compensation was generally between the twenty-fifth and fiftieth percentiles, which reflected the fact that no annual cash bonus was earned or paid due to financial performance results below targeted levels. Excluding the one-time compensation features necessitated by the market downturn and Chapter 11 filing, 2010 executive compensation remained in the median range of companies with comparable size and markets.

        Since exiting bankruptcy in February 2010, the post-reorganization Compensation Committee has undertaken a comprehensive review of our compensation practices and programs, resulting in the initial changes noted in the Compensation Discussion and Analysis. Further, the Compensation Committee will continue to monitor and assess the effectiveness of our programs in incenting performance to support the long-term interests of our stockholders. Specifically, in 2011 the Compensation Committee intends to review existing management perquisites and benefits and validate, adjust or eliminate them as deemed appropriate.

        In summary, we believe the information we've provided above and in the Executive Compensation section of this proxy statement demonstrates that our executive compensation programs are appropriately designed, and that our Board of Directors is engaged and making compensation decisions that (i) reflect company-unique circumstances, along with general economic and industry conditions, (ii) award pay for performance and (iii) align management interests with those of our stockholders to support long-term value creation. Accordingly, the Board of Directors recommends that our stockholders vote in favor of the following advisory resolution:

  RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.

        Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. The Compensation Committee, however, will consider the outcome of the vote in determining future compensation policies and decisions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

 PROPOSAL No. FIVE

VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPANY'S EXECUTIVE COMPENSATION

        In addition to the advisory approval of our executive compensation program (Proposal No. Four), we are also asking our stockholders to provide a non-binding advisory vote expressing their preference as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program (commonly referred to as "Say-When-on-Pay"). We are providing stockholders with the option of selecting a frequency of one, two or three years, or abstaining. For reasons described herein, our Board of Directors recommends that our stockholders select an annual vote. We are providing this vote as required pursuant to Section 14A of the Exchange Act.

        After considering the benefits and consequences of each option, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Accuride, and therefore our Board recommends that you vote for a one-year (or annual) interval. In determining its recommendation, our Board of Directors considered that an annual advisory Say-on-Pay vote will provide more frequent and consistent stockholder input on our compensation philosophy, policies and practices. Additionally, an annual advisory vote on executive compensation will provide timely stockholder feedback that may be considered in making future executive compensation decisions. Finally, our Board of Directors believes that an annual vote is consistent with good corporate governance principles. We understand that our stockholders may have different views as to what is the best approach for Accuride, and we look forward to hearing from our stockholders on this Proposal.

        The Board's determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual Say-on-Pay vote is not meaningful, is burdensome or is more frequent than recommended by evolving best corporate governance practices.

        This advisory vote on the frequency of the Say-on-Pay vote is not binding on the Company's Board of Directors. However, the Board of Directors will take into account the result of the vote when determining the frequency of future Say-on-Pay votes.

        The Board of Directors recommends a vote in favor of an annual frequency (i.e., choice 1 on the proxy card). Stockholders are not voting to approve or disapprove the Board of Directors' recommendation. Stockholders may choose among the four choices listed on the proxy card.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION ON AN ANNUAL BASIS.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2010.

Share Ownership by Principal Stockholders and Management

        The following table sets forth, based on information we have, the beneficial ownership of our common stock by:

  •
  all persons known to us to be the beneficial owners of more than 5% of our common stock;

  •
  each of the Named Executive Officers, other than Mr. Gulda, who is no longer employed by the Company;

  •
  each current director; and

  •
  all directors and executive officers as a group.

As of March 11, 2011, there were:

  •
  47,233,974 shares of common stock issued and outstanding; and

  •
  2,205,882 shares of common stock issuable at any time upon exercise of currently outstanding warrants with an exercise price of $21.00 per share of common stock (subject to adjustment).

        Unless otherwise indicated, each of the holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on 47,233,974 shares of common stock outstanding on March 11, 2011. In addition, if applicable, shares of common stock underlying our warrants and our restricted stock units, which are currently convertible or vest, respectively, within 60 days, are deemed outstanding for computing the percentage of the person or group holding such instruments, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is c/o Accuride Corporation, 7140 Office Circle, Evansville, IN 47715.

	Shares of Common Stock Beneficially Owned	Approximate % of Common Stock Beneficially Owned(1)
5% Holders:
Entities advised by Sankaty Advisors, LLC(2) 111 Huntington Avenue Boston, MA 02199	4,030,643	8.5	(3)
Entities affiliated with Tinicum Capital Partners II, L.P.(4) c/o Tinicum Capital Partners II, L.P. 800 Third Avenue, 40th Floor New York, NY 10022	2,777,893	5.9	(5)

	Shares of Common Stock Beneficially Owned	Approximate % of Common Stock Beneficially Owned(1)
Entities affiliated with Cetus Capital, LLC(6) 8 Sounds Shore Drive, Greenwich, CT 06830	2,743,066	5.8	(7)
Individuals affiliated with Whippoorwill Associate, Inc.(8) 11 Martine Avenue, White Plains, New York 10606	3,747,350	7.9	(9)
Individuals affiliated with Third Point LLC(10) 390 Park Avenue New York, New York 10022	3,692,198	7.8	(11)
Entities affiliated with FMR LLC(12) 82 Devonshire Street, Boston, MA 02109	3,074,117	6.5	(13)
Entities affiliated with Apollo Management Holdings GP, LLC(14) 9 West 57th Street 43rd Floor New York, New York 10019	2,475,011	5.2	(15)
Directors & Named Executive Officers:
Michael Bevacqua(16)	4,347	*	(17)
Keith E. Busse(18)	4,347	*	(19)
Benjamin C. Duster(20)	4,347	*	(21)
Robert J. Kelly(22)	4,347	*	(23)
William M. Lasky(24)	120,747	0.3	(25)
Stephen S. Ledoux(26)	17,772	*	(27)
John W. Risner(28)	10,347	*	(29)
Richard Dauch	—	—
James J. Maniatis(30)	6,831	*	(31)
Richard F. Schomer(32)	7,347	*	(33)
James H. Woodward(34)	36,794	0.1	(35)
All current directors and executive officers as a group (15 persons)(36)	234,560	0.5	(37)

(1)
The beneficial ownership percentages in this table have been calculated in accordance with Rule 13d-3(c) of the Exchange. Under Rule 13d-3(c), shares of common stock that are not outstanding, but that are issuable upon exercise of out-of-the-money warrants or vesting of restricted stock units, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by each person in the table, and are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock beneficially owned by any other person in the table.

(2)
Jonathan Lavine is the managing member of Sankaty Credit Member, LLC, which we refer to as "SCM," which is (a) the managing member of Prospect Harbor Investors, LLC, which is the sole general partner of Prospect Harbor Credit Partners, L.P., which is the sole member of Prospect Funding I, LLC, which we refer to as "PFI", (b) the managing member of Sankaty Credit Opportunities Investors, LLC, which is the sole general partner of Sankaty Credit Opportunities, L.P., which we refer to as "COPs", (c) the managing member of Sankaty Credit Opportunities Investors II, LLC, which is the sole general partner of Sankaty Credit Opportunities II, L.P., which we refer to as "COPs II", (d) the managing member of Sankaty Credit Opportunities Investors III, LLC, which is the sole general partner of Sankaty Credit

  Opportunities III, L.P., which we refer to as "COPs III"; and (e) the managing member of Sankaty Credit Opportunities Investors IV, LLC, which is the sole general partner of Sankaty Credit Opportunities IV, LLC, which we refer to as "COPs IV." Mr. Lavine is the sole director of Sankaty Credit Member (Offshore), Ltd., which is the sole general partner of Sankaty Credit Opportunities Investors (Offshore) IV, L.P., which we refer to as "SCOIO IV," which is the sole general partner of Sankaty Credit Opportunities (Offshore Master) IV, L.P., which we refer to as "COPs IV Offshore." By virtue of these relationships, Mr. Lavine may be deemed to share voting and dispositive power with respect to the shares of common stock held by PFI, COPs, COPs II, COPs III, COPs IV and COPs IV Offshore. Mr. Lavine and each of the entities noted above disclaims beneficial ownership of such securities except to the extent of its pecuniary interest therein. The number of shares of common stock above includes: 1,095,204 shares of common stock held by PFI; 15 shares of common stock and 256 shares of common stock issuable upon the exercise of warrants held by COPs; 95,616 shares of common stock and 7,053 shares of common stock issuable upon the exercise of warrants held by COPs II; 622,382 shares of common stock and 2,108 shares of common stock issuable upon the exercise of warrants held by COPs IV Offshore; 1,707,527 shares of common stock and 16,021 shares of common stock issuable upon the exercise of warrants held by COPs III; and 482,832 shares of common stock and 1,629 shares of common stock issuable upon the exercise of warrants held by COPs IV.

(3)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities advised by Sankaty Advisors, LLC in this column has been calculated based on 47,261,041 shares of common stock outstanding as of March 11, 2011, which assumes conversion of the out-of-the-money warrants held by such entities into 27,067 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(4)
As set forth in the Schedule 13D/A jointly filed with the SEC on December 3, 2010 by Tinicum Lantern II, LLC, which we refer to as "Tinicum Lantern," Tinicum Capital Partners II Parallel Fund, L.P., which we refer to as "Parallel Fund," and Tinicum Capital Partners II Executive Fund L.L.C., which we refer to as "Executive Fund." Tinicum Lantern is the general partner of each of TCP II and Parallel Fund and the managing member of Executive Fund. Eric M. Ruttenberg and Terence M. O'Toole, as co-managing members of Tinicum Lantern II, LLC, have shared voting or dispositive power over the common stock held by each Tinicum Fund. The number of shares of common stock above includes: 7,765 shares of common stock held by Executive Fund; 13,400 shares of common stock and 896 shares of common stock issuable upon the exercise of warrants held by Parallel Fund; and 2,583,565 shares of common stock and 172,267 shares of common stock issuable upon the exercise of warrants held by TCP II.

(5)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with TCP II as set forth in this column has been calculated based on 47,407,137 shares of common stock outstanding as of March 11, 2011, which assumes conversion of the out-of-the-money warrants held by such entities into 173,163 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(6)
Based on the Schedule 13G/A jointly filed on December 1, 2010 by Cetus Capital, LLC and Littlejohn Associates III, L.L.C., both Delaware limited liability companies, and Littlejohn Fund III, L.P., a Delaware limited partnership.

(7)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Cetus Capital, LLC as set forth in this column has been calculated based on 47,234,817 shares of common stock of outstanding as of March 11, 2011, which assumes conversion of the out-of-the-money warrants held by such entities into 843 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(8)
Based on the Schedule 13G/A jointly filed jointly filed on December 2, 2010 by Whippoorwill Associates, Inc., a Delaware corporation, which we refer to as "Whippoorwill," Shelley F. Greenhaus, as President and Principal of Whippoorwill and Steven K. Gendal, as Principal of Whippoorwill. The common stock owned by Whippoorwill is held for the account of various funds and third party accounts for which Whippoorwill has discretionary authority and acts as general partner or investment manager. As of November 29, 2010, Messrs. Greenhaus and Gendal may each be deemed the beneficial owner of 3,747,350 Common Shares deemed to be beneficially owned by Whippoorwill. Mr. Greenhaus is the President and a Principal of Whippoorwill. Mr. Gendal is a Principal of Whippoorwill.

(9)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Whippoorwill as set forth in this column has been calculated based on 47,233,974 shares of common stock of outstanding as of March 11, 2011.

(10)
Based on to the Schedule 13G/A jointly filed on February 11, 2011 with the SEC by Third Point LLC, a Delaware limited liability company, which we refer to as "Third Point," Daniel S. Loeb, Third Point Offshore Master Fund, L.P., a Cayman Islands exempted limited partnership, which we refer to as the "Offshore Master Fund" and Third Point Advisors II L.L.C., which we refer to as "Advisors II." Third Point serves as investment manager or adviser to a variety of hedge funds and managed accounts, with respect to shares of common stock directly owned by the funds. Mr. Loeb is the Chief Executive Officer of Third Point and controls its business activities, with respect to shares of common stock indirectly beneficially owned by Mr. Loeb by virtue of such position. The Schedule 13G/A also reports that Offshore Master Fund and Advisors II beneficially own 1,857,676 shares of common stock, which is equal to 3.9% of our outstanding common stock. The Offshore Master Fund invests and trades in securities, with respect to shares of common stock directly held by it. Advisors II serves as the general partner of the Offshore Master Fund.

(11)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Third Point as set forth in this column has been calculated based on 47,233,974 shares of common stock of outstanding as of March 11, 2011.

(12)
Based on the Schedule 13G jointly filed with the SEC on February 14, 2011 by FMR, LLC, a Delaware limited liability company, which we refer to as "FMR," Edward C. Johnson 3d, and Fidelity Management & Research Company, which we refer to as "Fidelity." Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees.

(13)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with FMR as set forth in this column has been calculated based on 47,347,055 shares of common stock of outstanding as of March 11, 2011, which assumes conversion of the out-of-the-money warrants held by such entities into 113,081 shares of common stock, only for purposes of calculating such entities' beneficial ownership.

(14)
Based on the Schedule 13G jointly filed with the SEC on March 18, 2011 by (i) Apollo Value Investment Master Fund, L.P., which we refer to as "Value Master Fund," (ii) Apollo Value Advisors, L.P., which we refer to as "Value Advisors," (iii) Apollo Value Capital Management, LLC, which we refer to as "Value Capital Management," (iv) Apollo Value Management, L.P., which we refer to as "Value Management," (v) Apollo Value Management GP, LLC, which we refer to as "Value Management GP," (vi) Apollo Strategic Value Master Fund, L.P., which we refer to as "SVF Master Fund," (vii) Apollo SVF Advisors, L.P., which we refer to as "SVF Advisors," (viii) Apollo SVF Capital Management, LLC, which we refer to as "SVF Capital Management," (ix) Apollo SVF Management, L.P., which we refer to as "SVF Management," (x) Apollo SVF Management GP, LLC, which we refer to as "SVF Management GP," (xi) Lyxor/Apollo Distressed Fund Limited, which we refer to as "Lyxor Fund," (xii) Apollo Special Opportunities Managed Account, L.P., which we refer to as "SOMA Fund," (xiii) Apollo SOMA Advisors, L.P., which we refer to as "SOMA Advisors," (xiv) Apollo SOMA Capital Management, LLC, which we refer to as "SOMA Capital Management," (xv) Apollo Principal Holdings II GP, LLC, which we refer to as "Principal GP," (xvi) Apollo Principal Holdings II, L.P., which we refer to as "Principal II," (xvii) Apollo Capital Management, L.P., which we refer to as "Capital Management," (xviii) Apollo Capital Management GP, LLC, which we refer to as "Capital Management GP," (xix) Apollo Management Holdings, L.P., which we refer to as "Holdings," and (xx) Apollo Management Holdings GP, LLC, which we refer to as "Holdings GP." Value Master und, SVF Master Fund, Lyxor Fund, and SOMA Fund each hold shares of Common Stock of the Issuer. Value Advisors serves as the managing general partner of Value Master Fund, Value Management serves as the manager of Value Master Fund, SVF Advisors serves as the managing general partner of SVF Master Fund, and SVF Management serves as the manager of SVF Master Fund and SOMA Fund, and the trading advisor of Lyxor Fund. SOMA Advisors serves as the general partner of SOMA Fund. Value Capital Management serves as the general partner of Value Advisors, Value Management GP serves as the general partner of Value Management, SVF Capital Management serves as the general partner of SVF Advisors, SVF Management GP serves as the general partner of SVF Management, and SOMA Capital Management serves as the general partner of SOMA Advisors. Principal II serves as the sole member and manager of Value Capital Management, SVF Capital Management and SOMA Capital Management, and Principal GP serves as the general partner of Principal II. Capital Management serves as the sole member and manager of Value Management GP and SVF Management GP, and Capital Management GP serves as the general partner of Capital Management.

Holdings is the sole member-manager of Capital Management GP, and Holdings GP is the general partner of Holdings.

(15)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of entities affiliated with Holdings GP as set forth in this column has been calculated based on 47,233,974 shares of common stock of outstanding as of March 11, 2011.

(16)
Mr. Bevacqua's beneficial ownership includes 4,347 vested restricted stock units.

(17)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Bevacqua's beneficial ownership percentage in this column has been calculated based on 47,238,321 shares of common stock outstanding as of March 11, 2011, which includes 4,347 vested restricted stock units.

(18)
Mr. Busse's beneficial ownership includes 4,347 vested restricted stock units.

(19)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Busse's beneficial ownership percentage in this column has been calculated based on 47,238,321 shares of common stock outstanding as of March 11, 2011, which includes 4,347 vested restricted stock units.

(20)
Mr. Duster's beneficial ownership includes 4,347 vested restricted stock units.

(21)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Duster's beneficial ownership percentage in this column has been calculated based on 47,238,321 shares of common stock outstanding as of March 11, 2011, which includes 4,347 vested restricted stock units.

(22)
Mr. Kelly's beneficial ownership includes 4,347 vested restricted stock units.

(23)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Kelly's beneficial ownership percentage in this column has been calculated based on 47,233,974 shares of common stock outstanding as of March 11, 2011, which includes 4,347 vested restricted stock units.

(24)
Mr. Lasky's beneficial ownership includes (i) 99,943 shares of common stock, (ii) out-of-the-money warrants to purchase 16,457 shares of common stock and (iii) 4,347 vested restricted stock units.

(25)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Lasky's beneficial ownership percentage in this column has been calculated based on 47,254,778 shares of common stock outstanding as of March 11, 2011, which (i) assumes conversion of the out-of-the-money warrants to purchase 16,457 shares of common stock held by Mr. Lasky and (ii) includes 4,347 vested restricted stock units only for purposes of calculating Mr. Lasky's beneficial ownership.

(26)
Mr. Ledoux's beneficial ownership includes (i) 13,425 shares of common stock and (ii) 4,347 vested restricted stock units.

(27)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Ledoux's beneficial ownership percentage in this column has been calculated based on 47,238,321 shares of common stock outstanding as of March 11, 2011, which includes 4,347 vested restricted stock units.

(28)
Mr. Risner's beneficial ownership includes 10,347 shares of common stock.

(29)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Risner's beneficial ownership percentage in this column has been calculated based on 47,233,974 shares of common stock outstanding as of March 11, 2011, which includes 4,347 vested restricted stock units.

(30)
Mr. Maniatis's beneficial ownership includes (i) 137 shares of common stock, (ii) out-of-the-money warrants to purchase 1,864 shares of common stock and (iii) 4,830 restricted stock units that will vest on May 18, 2011.

(31)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Maniatis's beneficial ownership percentage in this column has been calculated based on 47,240,668 shares of common stock outstanding as of March 11, 2011, which (i) assumes conversion of the out-of-the-money warrants to purchase 1,864 shares of common stock held by Mr. Maniatis and (ii) includes 4,830 restricted stock units that will vest on May 18, 2011 only for purposes of calculating Mr. Maniatis's beneficial ownership.

(32)
Mr. Schomer's beneficial ownership includes (i) 172 shares of common stock, (ii) out-of-the-money warrants to purchase 2,345 shares of common stock and (iii) 4,830 restricted stock units that will vest on May 18, 2011.

(33)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Schomer's beneficial ownership percentage in this column has been calculated based on 47,241,149 shares of common stock outstanding as of March 11, 2011, which (i) assumes conversion of the out-of-the-money warrants to purchase 23,453 shares of common stock held by Mr. Schomer and (ii) includes 4,830 restricted stock units that will vest on May 18, 2011 only for purposes of calculating Mr. Schomer's beneficial ownership.

(34)
Mr. Woodward's beneficial ownership includes (i) 30,756 shares of common stock and (ii) 6,038 restricted stock units that will vest on May 18, 2011.

(35)
In accordance with Rule 13d-3(c) of the Exchange Act, Mr. Woodward's beneficial ownership percentage in this column has been calculated based on 47,240,012 shares of common stock outstanding as of March 11, 2011, which (i) assumes conversion of the out-of-the-money warrants to purchase 23,453 shares of common stock held by Mr. Woodward and (ii) includes 6,038 restricted stock units that will vest on May 18, 2011 only for purposes of calculating Mr. Woodward's beneficial ownership.

(36)
The beneficial ownership of the directors and executive officers as a group includes (i) 155,139 shares of common stock, (ii) out-of-the-money warrants to purchase 25,566 shares of common stock, (iii) 26,082 vested restricted stock units and (iv) 27,773 restricted stock units that will vest on May 18, 2011. This table does not include shares of common stock or warrants held by Edward J. Gulda, a former NEO. Mr. Gulda's beneficial ownership included (i) 183 shares of common stock and (ii) out-of-the-money warrants to purchase 2,487 shares of common stock as of February 7, 2011, the date Mr. Gulda resigned from the Company.

(37)
In accordance with Rule 13d-3(c) of the Exchange Act, the beneficial ownership percentage of the directors and executive officers as a group as set forth in this column has been calculated based on 47,313,395 shares of common stock outstanding as of March 11, 2011, which (i) assumes conversion of out-of-the-money warrants to purchase 25,566 shares of common stock held by directors and executive officers as a group, (ii) includes 26,082 vested restricted stock units and (iii) includes 27,773 restricted stock units that will vest on May 18, 2011 only for purposes of calculating the group's beneficial ownership.

 EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers as of April 1, 2011. Information regarding our directors is set forth in "Proposal No. One—Election of Directors" presented earlier in this proxy statement.

Name	Age	Position(s)
Richard F. Dauch	50	President and Chief Executive Officer
James H. Woodward, Jr.	58	Senior Vice President/Finance and Chief Financial Officer
James J. Maniatis	61	Senior Vice President/Human Resources
Stephen A. Martin	42	Senior Vice President/General Counsel and Corporate Secretary
Gregory A. Risch	39	Vice President/Chief Accounting Officer
Richard F. Schomer	55	Senior Vice President/Marketing & Sales
Leigh A. Wright	53	Senior Vice President/Accuride Wheels

        The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

        Richard F. Dauch.    Please see Mr. Dauch's biography set forth in "Identification of Directors," presented above.

        James H. Woodward, Jr.    has served as the Company's Senior Vice President/Finance and Chief Financial Officer since May 17, 2010. Mr. Woodward was previously the interim Senior Vice President/Chief Financial Officer from March 2009 to May 17, 2010. Mr. Woodward has more than thirty (30) years experience in corporate finance and currently serves as an independent director on the board of Altra Holdings, Inc. From January 2007 through February 2008, Mr. Woodward served as the Executive Vice President, Chief Financial Officer and Treasurer of Joy Global, Inc. Prior to joining Joy Global, Inc., Mr. Woodward worked as the Executive Vice President and Chief Financial Officer for JLG Industries, Inc. from 2002 through 2006 and served as Senior Vice President and Chief Financial Officer from 2000 through 2002. Mr. Woodward served nineteen years at Dana Corporation, from 1982 through 2000, working in a variety of management positions in the finance department, including Vice President and Corporate Controller from 1997 through 2000. He also previously worked in finance and auditing positions with Household International, Inc. and Touche Ross & Company from 1978 through 1982 and 1975 through 1978, respectively. Mr. Woodward received his Bachelor's Degree in Accounting from Michigan State University and is a Certified Public Accountant.

        James J. Maniatis has served as the Company's Senior Vice President/Human Resources since October 2008. Mr. Maniatis previously served as Vice President/Human Resources from February to October 2008. Prior to joining the Company, Mr. Maniatis served as Vice President Human Resources for Cooper Lighting from 1997 to March 2007 and served in various other capacities for Cooper Industries from April 2007 through January 2008. Prior to that, he served as Vice President Human Resources for Varity Kelsey-Hayes from 1992 to 1997 and has also held senior human resource positions with RJR Nabisco. Mr. Maniatis received a B.B.A. from Loyola University.

        Stephen A. Martin has served as the Company's Sr. Vice President/General Counsel since August, 2010. Prior to that, he served as the Company's Vice President/General Counsel and Corporate Secretary since March 2008. Mr. Martin previously served as Vice President/Corporate Counsel from January 2007 through February 2008 and as Associate Corporate Counsel from December 2005 through December 2006. Prior to joining the Company, Mr. Martin was an associate at Latham & Watkins LLP from January 2002 through October 2005. Prior to attending law school, Mr. Martin served as an officer in the U.S. Air Force for over six years. Mr. Martin received a B.S.E.E. from the University of Miami, an M.S.E.E. from the University of Southern California and a J.D. from Duke University School of Law.

        Gregory A. Risch has served as the Company's Vice President/Chief Accounting Officer since January 2010. Mr. Risch previously served the Company in various capacities over the last 16 years, including Director of Financial Planning and Reporting from January 2008 through December 2009, Assistant Controller from May 2005 to December 2007, Plant Controller from August 2001 through April 2005, General Accounting Manager from April 1999 through July 2001, and Accountant/Analyst from August 1994 through March 1999. In an appointed position, Mr. Risch serves as a Commissioner for Henderson Municipal Power & Light, a utility owned by the city of Henderson, Kentucky. Mr. Risch received a Bachelor of Arts degree from Kentucky Wesleyan College and is a Certified Public Accountant.

        Richard F. Schomer has served as the Company's Senior Vice President/Marketing and Sales since August 2007. Prior to joining the Company, since August 2000, Mr. Schomer served as a Principal at MR3 LLP, a business consulting firm he established, where he advised new enterprises in market development, product development, and quality and production improvement. Prior to that, Mr. Schomer served in various executive positions at AutoLign Manufacturing Group, Peregrine Incorporated, Lucas Varity (now TRW) and Freudenberg—NOK. Mr. Schomer received a B.S. from Defiance College, where he majored in business management.

        Leigh A. Wright has served as the Company's Senior Vice President/Accuride Wheels since December 2007. Mr. Wright served as Vice President of Steel Wheels from May 2006 to December 2007 and as Director Operations—London from March 2004 to May 2006. Prior to joining the Company, Mr. Wright served as President of Office Specialty, a Toronto-based manufacturer of premium storage and seating products, from 2001 to 2003 and as Vice President and General Manager of ArvinMeritor Ride Control Products from 1996 to 2001. Mr. Wright holds an M.B.A. from the Richard Ivey School of Business at the University of Western Ontario, a C.I.M. from McMaster University, and a Manufacturing Engineering Technologist diploma from Fanshawe College in London, Ontario.

 EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of our Named Executive Officers ("NEOs") for 2010 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

        In 2010, our NEOs were, as follows:

William M. Lasky	Chairman, Interim President and Chief Executive Officer
James H. Woodward, Jr.	Senior Vice President/Finance and Chief Financial Officer
Edward J. Gulda	Senior Vice President/Components Operations
James J. Maniatis	Senior Vice President/Human Resources
Richard F. Schomer	Senior Vice President/Marketing and Sales

Executive Summary

        2010 was a year of transition for Accuride as we emerged from a pre-negotiated Chapter 11 bankruptcy on February 26, 2010 and continued to work through the challenges associated with recent economic and commercial vehicle industry downturns. As a result of these challenges, our compensation programs in 2010 included a number of unique features that were put in place to help retain key employees, were intended to help maximize stakeholder value throughout the bankruptcy process, or resulted from the implementation of our Plan of Reorganization. Some of these features, which are not expected or intended to continue in 2011, included:

  •
  Cash payments upon achieving performance metrics under the Key Executive Incentive Plan (KEIP), which was put in place as part of our bankruptcy process to incent management to complete the process as quickly as possible while maximizing liquidity;

  •
  Vesting and payment of a one-time time cash retention bonus, which was put in place in 2009 to mitigate the risk of not retaining certain employees critical to leading the Company through the industry downturn; and

  •
  Accelerated vesting of previously outstanding equity and cash awards under the Company's 2005 Incentive Award Plan due to a change of control upon our exit from bankruptcy.

Additionally, our Board of Directors was substantially reconstituted upon our emergence from bankruptcy, and the newly seated Compensation and Human Resources Committee ("Compensation Committee") retained a new independent compensation consultant and undertook a comprehensive review and restructuring of the Company's compensation programs. We expect to complete the restructuring of our compensation programs in 2011 or early 2012. The one-time items and other unique features of our compensation program in 2010 are described in more detail in this Compensation Discussion and Analysis.

        As indicated above, upon emerging from the Chapter 11 bankruptcy process, our Board of Directors was reconstituted, with six of the seven directors being newly appointed. In conjunction with the reconstitution of our Board, our Compensation Committee was also reconstituted with all new members. Accordingly, much of our compensation structure for 2010 was implemented by members of the previous Board.

        Upon being seated in late-February 2010, the new members of our Compensation Committee began a comprehensive review of our compensation programs and policies with the goal of benchmarking them against recent compensation trends and best practices and implementing changes deemed appropriate by the committee. While much progress was made in 2010, as detailed in this Compensation Discussion and Analysis, the Compensation Committee will continue with its review of our compensation structure during 2011, making such additional changes as deemed appropriate.

        For our NEOs, 2010 base salary remained the same as 2009 with the exception of Mr. Woodward, who joined the Company as its permanent Chief Financial Officer after having served in that capacity on an interim basis since 2009. Further, we entered into an employment agreement with Mr. Lasky, who continued to serve as our Interim President and Chief Executive Officer in addition to serving as the Chairman of our Board of Directors. Details regarding the 2010 changes to the compensation of Messrs. Lasky and Woodward are provided below.

        In response to the 2009 industry downturn and the Chapter 11 filing, the previous members of the Compensation Committee determined it was in the Company's best interest to modify certain compensation program elements to address retention issues. During 2009, it became apparent that because of the economic downturn we were not going to satisfy any of the pre-established performance goals under our annual cash-based performance incentive program, and therefore no annual bonuses would be earned (and none in fact were earned). The previous members of the Compensation Committee therefore established a retention incentive in May 2009 in order to retain our senior management team and, in connection with our bankruptcy, we established a Key Executive Incentive Plan (KEIP) as a means of retaining key employees, including each of our NEOs, and incenting them towards maximizing stakeholder value by preserving liquidity and facilitating the Company's rapid emergence from bankruptcy. The retention incentive and payments earned under the KEIP were paid to eligible employees, including our NEOs, during 2010.

        Also, due to the significant decline in the price of our common stock and the limited number of shares available for issuance under our 2005 Incentive Award Plan, we modified the structure of our long-term incentive program in 2009 by reducing the overall target economic value of the awards and including a cash award component. The cash award component was designed to provide an additional retention incentive and to offset the loss of economic value attributable to the limitations on the number of share-based awards that were then available for grant. Upon emergence from bankruptcy in February 2010, pursuant to the terms of the Plan of Reorganization and applicable program documentation, all outstanding restricted stock unit and cash awards under our long-term incentive program became fully vested and outstanding options and stock appreciation rights were cancelled because they had no economic value.

        Following the Company's emergence from bankruptcy, in an effort to align management's interests with stockholders and to quickly re-establish a long-term retention tool, in May 2010 the current Compensation Committee approved grants under a revised long-term incentive program, using full-value restricted stock units that vest on a pro rata basis over a three year period. The Compensation Committee then began a comprehensive review of the long-term incentive program. Based upon that review, the Compensation Committee currently intends to use full value, time-vested equity award with a back-end loaded vesting schedule (20% on each of the first three anniversaries, then 40% vesting on the fourth anniversary) for 2011 management equity grants and then plans to shift to a mix of vehicles with increased emphasis on performance-based equity awards in 2012 and beyond.

        Due to the desire to quickly implement the Company's standard annual incentive program after emerging from the bankruptcy process and to provide time for a more in depth review of the plan structure, the current Compensation Committee approved the 2010 annual incentive plan using performance metrics (free cash flow and adjusted EBITDA) that were consistent with past practice and required performance that was in line with projections provided to investors and the court during our bankruptcy process. Additionally, after being appointed in March 2010, the current Compensation Committee retained a new independent compensation consultant and commissioned a study to benchmark compensation of our senior management team, which is detailed below.

        In summary, our executive compensation programs in 2010 were atypical when compared to our historical practices due to the unprecedented challenges facing our company and industry. 2010 compensation programs included a number of unique features and programs that our current Compensation Committee does not intend to continue into the future. Further, the Compensation Committee intends to complete its on-going comprehensive review of management compensation, including perquisites, during 2011 and implement a more streamlined program beginning in 2012. The Compensation Committee is committed to continue restructuring our executive compensation programs to achieve a structure that requires achievement of key strategic and financial objectives, rewards superior results and aligns management's interests with those of the Company's stockholders.

Compensation Objectives

        Our objectives in establishing compensation for executive officers, including our NEOs, are as follows:

  •
  Attract and retain individuals of superior ability and leadership talent;

  •
  Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

  •
  Increase the incentive to achieve key strategic and superior financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

  •
  Enhance the officers' incentive to increase our stock price and maximize stockholder value by providing compensation opportunities in the form of equity.

        Except with respect to William M. Lasky, our Chairman and former Interim President and CEO, and Mr. Woodward, during his service as our Interim Senior Vice President and CFO, whose compensation is discussed below, our compensation program has historically consisted of a fixed base salary, an annual performance-based cash incentive program and a long-term incentive program ("LTIP"), which historically consisted of annual grants of restricted stock units ("RSUs") and stock-settled stock appreciation rights ("SARs"). As a result, our senior executive management team members have historically had a substantial portion of their potential compensation tied to performance- and incentive-based programs based on the financial performance of the Company. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. Total compensation is allocated between cash and equity compensation based on typical market practice and our desire to balance short-term financial and operating performance achievements with long-term value creation. As such, we consider the desired balance between short-term cash incentives and long-term equity compensation.

        After being appointed in March 2010, the Compensation Committee reviewed the existing compensation program for Mr. Lasky, who in addition to continuing to serve as a member of our Board of Directors agreed to serve as our President and CEO on an interim basis since September 2008. Based upon its review, the current Compensation Committee determined it was in the Company's best interest to enter into a new employment agreement with Mr. Lasky, which continued the then existing compensation structure but also provided new incentives for Mr. Lasky to achieve certain key objectives described below. Pursuant to the new employment agreement, Mr. Lasky continued to receive a base salary of $800,000 per year, normal director fees and equity grants (excluding meeting fees and expenses), executive benefits and perquisites, and reimbursement for travel and living expenses as explained below. Additionally, Mr. Lasky became eligible for (i) an annual bonus under our Annual Incentive Compensation Plan (AICP) with his bonus being determined based on a notional base salary of $650,000, a target and maximum bonus of 50% of the notional base salary and threshold bonus of 10% of such notational base salary and (ii) a discretionary bonus of $650,000 based upon achievement of the following key objectives: (x) restructuring of the Company's debt, (y) facilitating an orderly transition to a permanent CEO, and (z) assistance with the hiring Mr. Woodward as the permanent Chief Financial Officer prior to May 30, 2010. In December 2010, the Compensation Committee determined that Mr. Lasky had earned the discretionary bonus and authorized it to be paid. As Mr. Lasky's service was intended to be temporary, the Company agreed to pay for travel, lodging, meals and other incidental expenses incurred by Mr. Lasky while he was away from his home and at the Company's headquarters. The Company viewed these expenses as necessary in order to secure Mr. Lasky's services during 2010. For more detail regarding Mr. Lasky's 2010 compensation, see "Executive Compensation—Summary Compensation Table—2010," below.

        In early 2010, the Compensation Committee determined it was in the Company's best interest to hire Mr. Woodward, who had been serving in an interim capacity since March 2009, as the Company's permanent Chief Financial Officer. In connection therewith the Compensation Committee determined that it was in the Company's best interest to enter into an employment agreement with him to secure his employment and bring his compensation in line with our standard senior executive compensation structure. The agreement provided Mr. Woodward a base salary of $400,000 per year, an AICP target bonus of 60% of base salary (with threshold and maximum bonus of 18% and 108% respectively), relocation assistance under the Company's relocation program for senior level officers, executive level benefits and perquisites, and benefits under the Company's standard Tier II Severance and Retention Agreement. Prior to becoming the permanent Chief Financial Officer, Mr. Woodward received annualized compensation of $720,000 and, as his service was initially intended to be temporary, the Company had agreed to pay for travel, lodging, meals and other incidental expenses incurred by Mr. Woodward while he was away from his home and at the Company's headquarters. The Company viewed reimbursement of Mr. Woodward's travel, lodging, meals and other incidental expenses as necessary in order to secure Mr. Woodward's services as our interim CFO during 2009 and 2010, but did not continue this benefit after Mr. Woodward became our permanent CFO. For more detail regarding Mr. Woodward's 2010 compensation, see "Executive Compensation—Summary Compensation Table—2010," below.

Determination of Compensation and Awards

        The Compensation Committee has the primary authority to determine and recommend the compensation paid to the Company's executive officers. The Compensation Committee has from time to time retained the services of a compensation consultant to assist it in determining the key elements of our compensation programs, as well as analyzing key executive management compensation relative to comparable companies. Our previous Board of Directors retained Hewitt Associates ("Hewitt") as its compensation consultant, and Hewitt assisted the Compensation Committee in analyzing key executive management compensation by providing an analysis of compensation to similarly situated executives at comparable companies, which informed 2010 compensation levels for our NEOs. Further, in late 2009, Hewitt assisted the Compensation Committee in structuring the Key Executive Incentive Plan that was implemented as part of our bankruptcy process and resulted in payments to our NEOs in early 2010. In July 2010, our new Compensation Committee retained Towers Watson as its independent compensation consultant until October 1, 2010, at which point the Committee engaged Pay Governance. Pay Governance is an independent executive compensation consulting firm created by former Towers Watson executive compensation consultants. Neither Towers Watson nor Pay Governance performed any work for the Company other than its work for the Compensation Committee. The Compensation Committee will periodically review previous compensation analyses and request updates so that it may keep informed about compensation levels, emerging compensation design practices, as well as competitive trends and issues.

        In addition to compensation consulting fees, Hewitt earned fees in 2010 from the Company by assisting with various human resources matters, including benefit and pension plan testing and actuarial analyses, compensation and benefits analysis, proxy disclosure matters, and other consulting services. In 2010, Hewitt earned approximately $41,000 from providing compensation consulting services to our Compensation Committee and approximately $556,000 (after accounting for reimbursements from Mass Mutual, the Company's 401(k) and pension plan administrator) for providing all other services to the Company. Notwithstanding the fees earned by Hewitt for non-compensation consulting services, the previous Compensation Committee was satisfied that Hewitt would provide independent advice regarding executive compensation matters.

        To aid the Compensation Committee in setting compensation, our CEO provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers, but does not actually set any NEO's compensation. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee reviews the performance of each senior executive officer annually. The CEO participates in such annual performance reviews with the Compensation Committee.

Compensation Benchmarking and Peer Group

        As discussed above, through the information and analysis provided by compensation consultants, the Compensation Committee compares base salary structures and annual incentive compensation to our market sector and industry in general. This approach ensures that our compensation remains competitive in our market and relative to our industry peers. As part of its on-going comprehensive review of our executive pay practices, which began in 2010, the current Compensation Committee engaged Towers Watson to benchmark the competitiveness of Accuride's pay levels for its senior management team and propose modifications to our executive compensation program design based upon the findings of that study. As part of that study, Towers Watson evaluated the peer group previously used to benchmark our executive compensation and recommended that ArvinMeritor, Inc., Carlisle Companies, Inc., CLARCOR, Inc., Dura Automotive Systems, Inc. and Hayes Lemmerz International, Inc. be removed from the peer group and that Fuel Systems Solutions, Inc. and Gentex Corp. be added to create a peer group that was more closely aligned with Accuride's size and revenue level as well as industry grouping. As a result, during 2010, our peer group consists of the following 12 leading suppliers in the transportation sector:

American Axle & Manufacturing Holdings, Inc.	Commercial Vehicle Group, Inc.	Donaldson Company, Inc.
Fuel Systems Solutions, Inc.	Gentex Corp.	Modine Manufacturing Company
Shiloh Industries, Inc.	Standard Motor Products, Inc.	Stoneridge, Inc.
Superior Industries International, Inc.	Titan International, Inc.	Wabash National Corporation

        In determining the level of compensation provided to our executive officers, the Compensation Committee, with the assistance of Towers Watson, evaluated consensus marketplace executive compensation levels for base salary, target and actual annual incentives (as a percent of base salary), target and actual total cash compensation (base salary plus annual incentives), grant date accounting value of long-term incentives, and target and actual total direct compensation (sum of total cash compensation and long term-incentives). The 2010 marketplace consensus compensation data for our senior executives other than our Interim President and CEO, whose compensation was established under a separate employment agreement, was determined using competitive compensation data from the general industry and auto industry. General industry data were gathered from the 2010/2011 Mercer Executive Benchmark Database and the 2009 Watson Wyatt Data Services Top Management Compensation Database and were regressed to account for Accuride's revenues. Neither the participating companies included in the surveys nor any company-specific data were identified to the

Compensation Committee. Auto industry data were gathered for proxy-reported positions from the peer group companies' proxy statements.

        We typically target the aggregate value of our total compensation at approximately the median level of market consensus compensation for most executive officer positions. However, we strongly believe in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in our best interests to negotiate total compensation packages with senior executive management that may deviate from the general principle of targeting total compensation at the median level of market consensus compensation. Equity grant guidelines have historically been set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year. While target compensation is generally set near the market median, performance results in actual payout levels that may be above or below the market median.

        Our 2010 review indicated that our annual target cash compensation was generally at or slightly below the market fiftieth percentile, while long-term incentive grant date values were generally at or slightly above market fiftieth percentile. Actual 2009 compensation was found to have been between the twenty-fifth and fiftieth percentiles due to Accuride's performance results being below targeted levels.

Base Compensation

        An NEO's base salary is based on his or her performance, as well as, comparable compensation of similar executives in compensation surveys and our peer group. The Compensation Committee plans to continue to review base salary data from compensation research using survey data as well as actual salaries reported in the proxy statements of peer group companies. In addition to market positioning, each year base salaries may be adjusted based upon the performance of the NEO as assessed by the Compensation Committee. In 2010, base salary was adjusted for Mr. Woodward when he joined the company as its permanent Senior Vice President/Chief Financial Officer, as previously described. Otherwise 2010 base salaries were frozen for our NEOs in recognition of the challenging economic and industry conditions.

Performance-Based Compensation

        Historically, our compensation programs have been structured to reward executive officers based on our performance and the Compensation Committee's assessment of the individual executive's contribution to that performance. This allows executive officers to receive incentive compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each NEO based on performance, the Compensation Committee has historically evaluated corporate performance and an executive's performance in a number of areas.

Annual Performance-Based Incentive Cash Compensation ("AICP")

        Our AICP is a cash-based short-term performance incentive program. The Compensation Committee, with input from the senior executive team, establishes goals for the AICP program based on our past performance, expected industry trends and projected revenue and earnings targets. We have historically used adjusted EBITDA, as defined in our credit agreements, and free cash flow ("FCF"), which is defined as cash from operations less capital expenditures, of the Company ("Corporate EBITDA" and "Corporate FCF", respectively) as performance goals for determining AICP payments.

        Corporate EBITDA and Corporate FCF goals typically correspond with projected adjusted EBITDA and FCF contained in our annual budget, which is established in December for the upcoming year, based upon input from management and the Board of Directors. However, in 2010, our target goals were based upon the 2010 financial projections filed with the bankruptcy court in 2009, and the threshold goal was 35 percent lower than the target and the maximum goal was approximately 11 percent higher than the target goal. Final payment for each AICP component is determined as soon as practicable after the end of the plan year based upon the actual results for such performance metric, compared with certain pre-established threshold, target and maximum goals for that performance metric.

        Subject to the discretion of the Compensation Committee, no payment for a particular AICP component is earned by an NEO unless the threshold goal is achieved. There is no guaranteed minimum payout under the AICP, and, subject to the discretion of the Compensation Committee as outlined above, there is no AICP payment in the event that (i) the Company fails to achieve the pre-established threshold performance metric targets, (ii) the Company is cited with a material weakness in its internal controls under Section 404 of the Sarbanes-Oxley Act or (iii) the Company violates its bank covenants. Proportional awards can also be earned for goal attainment levels between threshold and maximum performance target levels.

        The performance goals under the AICP may be adjusted by the Compensation Committee to account for unusual events such as extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of Company performance. Payments under the AICP are contingent upon continued employment based on that year's actual performance relative to the targeted performance measures for each objective, though pro rata payments may be paid in the event of retirement, job elimination due to restructuring, death or disability. The AICP is designed to provide annual cash incentives that the Compensation Committee, with the assistance of its consultants, determined to be market competitive, performance-based and necessary to retain executive officers and align them with short-term Company performance. It is further designed to intensify executive officers' focus on Company financial performance, value creation and achievement of Company goals through "at risk" compensation.

        The 2010 AICP structure for our NEO's other than Mr. Lasky, whose AICP participation was described above, was:

Position	Threshold (% of base salary)	Target (% of base salary)	Maximum (% of base salary)
Senior Vice Presidents	18%	60%	108%

        For 2010, the threshold Corporate EBITDA and Corporate FCF targets for our AICP were $52 million and $(3.9) million, respectively. Our actual Corporate EBITDA and Corporate FCF for 2010 were $66.2 million and $15.7 million, respectively, which translated into a payout of approximately 71.5% of the NEO's target payout. AICP payments earned in 2010 were paid to participants in 2011 upon the approval of the Compensation Committee after reviewing the Company's financial performance for 2010 and the previously established AICP performance metrics.

Long-Term Incentive Plan ("LTIP")

        Historically we made annual grants under our LTIP consisting of SARs and RSUs. However, as of the Effective Date of our Plan of Reorganization, all outstanding awards under our LTIP program were either immediately vested or cancelled, leaving management with no outstanding awards under our long-term incentive program.

        In light of the fact that management had no outstanding long-term incentive awards, our new Compensation Committee determined that 2010 LTIP awards would be in the form of full-value RSUs vesting ratably on each of the first three anniversaries of the grant date.

        For the 2010 grants, the annual target LTIP values for our NEOs (other than Mr. Lasky) were:

James Woodward	$250,000
Edward J. Gulda	$225,000
James J. Maniatis	$200,000
Richard F. Schomer	$200,000

No LTIP awards were granted to Mr. Lasky due to the interim nature of his position at the time 2010 LTIP grants were made and due to the fact that he participates in equity awards to members of the Board of Directors. These long-term incentive targets, when considered in conjunction with current base salaries and short-term cash incentives under the AICP, were designed to provide a competitive total compensation opportunity for our executives. However, the actual value to be received by the executive will, of course, depend upon their continued employment through the vesting period and the value of our common stock at the time of vesting.

2009-2010 Retention and Incentive Programs

        In May 2009, due to the extraordinary challenges placed upon the Company by the economic and industry downturn and the existing equity incentive programs not providing the desired retention incentive, the previous Board of Directors determined the Company was at risk of not retaining certain critical employees and implemented a cash retention bonus program, for each of Messrs. Gulda, Maniatis and Schomer, as well as a limited number of other key employees. Pursuant to cash retention bonus agreements, each of these NEOs received a bonus equal to his base salary if he remained employed through May 7, 2010, or was terminated without cause prior thereto. The retention bonus agreements were subject to the executive entering into and complying with certain noncompete and confidential information covenants. The noncompete applies during employment and for a period of 24 months following executive's termination for any reason. The covenant regarding confidential information has no set duration and remains applicable as long as the information the executive possesses remains confidential. If the executive violated his noncompete or confidential information covenants prior to November 7, 2010, then he was obligated to repay his retention bonus in full, and we could offset that amount against any other amounts that we owed him. All cash retention bonuses were paid in May 2010 and none were clawed back for violation of the noncompete or confidential information covenants.

        In addition, in order to incent certain management employees to optimize our emergence from bankruptcy by (i) maximizing liquidity and (ii) facilitating a rapid emergence from bankruptcy, we implemented a Key Executive Incentive Plan ("KEIP"), in which all of our NEO's participated. The amounts to be paid under the KEIP, or the total plan pool, were based upon: (i) the attainment of a threshold liquidity target upon emergence from bankruptcy and (ii) the date of emergence from bankruptcy. The size of the total plan pool could range from approximately $2.4 million to $4.4 million. However, no amounts were payable under the KEIP if either a threshold liquidity of $56 million plus two times the total plan pool was not met, or if emergence occurred after May 31, 2010. Each participant in the KEIP was assigned a percentage of the plan pool as their KEIP award by the Compensation Committee based on a variety of factors, including their perceived contribution towards fulfillment of the KEIP goals and importance in the bankruptcy process. However, the CEO could reduce a participant's KEIP award if he determined their performance did not merit an award. The design of the KEIP and the amount of KEIP payment to be received by each NEO was set by the previous Compensation Committee, based on recommendations from Hewitt as to similar plans for companies in bankruptcy. Elements of the KEIP were also negotiated with our creditors and approved by the Bankruptcy Court. We emerged from bankruptcy on February 26, 2010 with a liquidity of approximately $84.3 million resulting in a KEIP pool of approximately $4.4 million. All KEIP payments were made on the Effective Date and Messrs. Lasky and Woodward's KEIP payments were paid in Common Stock.

Other Elements of Compensation and Perquisites

        NEOs are also eligible to participate in various employee benefit plans which we provide to all employees and executives in general. Additionally, the executives also receive certain fringe benefits and perquisites, which are more fully described in the narrative to the Summary Compensation Table. These employee benefits and perquisites have historically been used by the Company to provide additional compensation to executives as a means to provide a competitive total rewards program to attract and retain executives. However, continuing its comprehensive review of our compensation programs, in 2011 the Compensation Committee intends to evaluate the existing management perquisites and benefits and validate, adjust or eliminate them as deemed appropriate.

Compensation Recovery Policy

        We historically maintained a clawback policy relating to LTIP awards, which provided for forfeiture or repayment of awards if a participant violated any non-compete or non-solicitation covenants. The 2010 LTIP award agreements did not include this feature, but the Compensation Committee intends to include that feature in all future LTIP awards.

Policies with Respect to Equity Compensation Awards

        Equity awards are typically made under the compensation programs discussed above at meetings of the Compensation Committee. The Company has historically made annual LTIP grants at the Board meeting held in conjunction with our annual meeting of stockholders. The effective date for equity grants is usually the date of such meeting. The Compensation Committee also may make grants of equity incentive awards in its discretion, including in connection with the hiring of new executives or upon promotion. In such case the effective date of such grants may be in the future.

Stock Ownership Guidelines

        As a further method of aligning director and executive interest with that of the stockholder, we have established stock ownership guidelines for our directors and senior executives. Under the stock ownership guidelines, each director and senior executive officer is expected to hold Common Stock that has a fair market value of a multiple of his or her base annual cash retainer (for directors) or salary (for senior executives) within four years, in the case of directors, and five years, in the case of senior executives, from the Company's emergence from bankruptcy or his or her first grant of stock, whichever is later. These stock ownership guidelines are as follows:

Executive	Ownership Multiple
Directors	6.0 times
CEO	4.0 times
Senior VPs	2.0 times

Policy Regarding Tax Deductibility of Compensation

        Within its performance-based compensation program, the Company aims to compensate the senior executive management team in a manner that is tax effective for the Company. However, in 2010 vested RSUs, the vested cash awards and retention payments are not performance based and therefore may not be deductible under Section 162(m). In the future, all annual compensation is intended to be deductible under Section 162(m) of the Code, provided, however, that the Compensation Committee may determine that it is appropriate to pay compensation which is not deductible from time-to-time.

[End of Compensation Discussion and Analysis.]

 COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The following is the report of the Compensation and Human Resources Committee. Upon emergence from bankruptcy in February 2010, the Compensation and Human Resources Committee was replaced in full with the members listed below. Accordingly, the actions described in the Compensation Discussion and Analysis other than actions specifically described as being taken after the effective date of the Company's Plan of Reorganization were not taken by the current members of the Compensation and Human Resources Committee, but rather reflect decisions of the members during 2009.

Review with Management

        The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management.

Conclusion

        Based on the reviews and discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 for filing with SEC.

By the Members of the Compensation and Human Resources Committee
Benjamin C. Duster, IV, Chairman Michael J. Bevacqua Keith E. Busse Robert J. Kelly

 COMPENSATION OF NAMED EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE—2010

        The following table summarizes the annual compensation for fiscal years 2010, 2009, and 2008 paid to or earned by our CEO, CFO, the three other most highly-compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2010 (collectively, the "Named Executive Officers" or "NEOs"):

	Year	Salary	Bonus(1)	Stock Awards(2)		Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)		Total
William M. Lasky(6)	2010	$800,000	—	$1,485,000	(7)	—	$869,146	—	$262,274		$3,416,420
(Chairman, Interim CEO	2009	$800,000	—	—		—	—	—	$112,204		$912,204
and President)	2008	$231,873	—	$246,250		—	—	—	$32,026	(6)	$493,694
James H. Woodward, Jr.	2010	$520,000	—	$690,000	(7)	—	$171,600	—	$154,166		$1,535,766
(Senior VP / CFO)	2009	$567,500	—	—		—	—	—	$35,825		$603,325
Edward J. Gulda	2010	$300,000	$459,240	$225,000		—	$458,700	—	$68,328		$1,511,268
(Senior VP / Component	2009	$300,000	$17,693	$14,840		$26,726	—	—	$26,288		$385,547
Operations)	2008	$300,000	—	$150,000		$150,000	—	—	$107,202		$707,202
Richard F. Schomer	2010	$250,000	$382,687	$200,000		—	$382,250	—	$59,899		$1,274,836
(Senior VP / Marketing	2009	$250,000	$14,743	$12,390		$22,262	—	—	$22,938		$322,333
and Sales)	2008	$225,000	—	$112,500		$112,500	—	—	$93,752		$543,752
James J. Maniatis	2010	$235,000	$359,748	$200,000		—	$359,315	—	$55,704		$1,209,767
(Senior VP / Human	2009	$235,000	$13,861	$11,620		$20,929	—	—	$23,994		$305,404
Resources)

(1)
Represents cash awards granted during 2009 under our Long Term Incentive Plan ("LTIP") and payment under the Retention Bonus program. The total LTIP cash award to Messrs. Gulda, Schomer and Maniatis was $176,933, $147,430, and $138,609, respectively, of which ten percent vested on December 1, 2009 and ninety percent vested on February 26, 2010 due to a change of control occurring at the time of our emergence from the bankruptcy process. See Compensation Discussion and Analysis—Performance-Based Compensation—Long Term Incentive Plan for more information regarding the cash awards and Compensation Discussion and Analysis—Performance-Based Compensation—2009-2010 Retention and Incentive Programs for more information regarding the Retention Bonus program.

(2)
Except as noted in footnote 7 below, amounts shown represent the grant date fair value of restricted stock units (RSUs) granted in the year indicated disregarding forfeitures related to vesting conditions, as computed in accordance with FASB (ASC) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ending December 31, 2010. The stock awards (RSUs) granted under our LTIP during 2008-2009 became vested in the bankruptcy process but were originally to have vested in annual installments of 10%, 20%, 30%, and 40% over an approximately three and one-half year-period on each December 1st following the date of grant. The stock awards (RSUs) granted to Messrs. Gulda, Maniatis, Schomer and Woodward under our LTIP during 2010 will vest in equal annual installments over a three year-period on the annual anniversary of the date of grant subject to continued service.

(3)
Amounts shown represent the grant date fair value of options and stock appreciation rights (SARs) granted in the year indicated disregarding forfeitures related to vesting conditions, as computed in accordance with FASB (ASC) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ending December 31, 2010. Our NEOs were not granted any options in 2009 and 2010 and were not granted any SARs in 2010. All outstanding options and SARs were cancelled in the bankruptcy.

(4)
Reflects AICP amounts earned in the year reported and subsequently paid in the first quarter of the following year and amounts earned under our Key Employee Incentive Program (other than stock payments earned by Messrs. Lasky and Woodward). Also reflects $650,000 performance bonus earned by Mr. Lasky under his employment agreement; for more information regarding Mr. Lasky's employment agreement see Compensation Discussion and Analysis—Compensation Objectives.

(5)
All Other Compensation for the year ended December 31, 2010, includes payments made under our Executive Retirement Allowance Policy (including ordinary income tax gross-up), premiums under our Executive Life Insurance Policy (including ordinary income tax gross-up), financial planning fees (including ordinary income tax gross-up), Personal Excess Insurance Policy (including ordinary income tax gross-up), payments for health services under our Executive Health Care program, payments made pursuant to our annual retirement contributions and 401(k) matching, and various gifts and awards. For Messrs. Lasky and Woodward, includes travel, lodging, meals and other incidental expenses incurred as a result of their travel between their permanent home and the

  Company headquarters in support of their performing their duties on an interim basis at the Company headquarters during 2010. While the Company believes that Messrs. Lasky's and Woodward's presence in person at the Company's headquarters was essential for the performance of their duties and was in the best interests of the Company, in accordance with the definition of perquisites contained in Item 402 of Regulation S-K, we have included these incremental costs as a perquisite to Messrs. Lasky and Woodward. Mr. Woodward also received Relocation benefits of $39,333 and related gross-up related to Relocation benefits of $2,584. Other perquisites that exceed $25,000 or ten-percent of the total perquisites' value and tax gross-up payments for 2010 are as follows:

	Executive Retirement Allowance Policy	Gross-up of Executive Retirement Allowance Policy	ELIP Premiums	Gross-up of ELIP Premiums	Gross-up of Financial Planning Fees	Gross-up of Personal Excess Insurance Premium	Financial Planning Fees	Travel, Lodging, Meals and Incidentals
William M. Lasky	33,300	22,340	56,000	28,000	8,770	870	13,100	$85,103
James H. Woodward	16,500	13,640	28,000	14,000	6.962	870	10,400	$9,080
Edward J. Gulda	3,300	2,270	21,000	10,500	7,173	889	10,400	—
Richard F. Schomer	300	200	17,500	8,750	7,182	898	10,400	—
James J. Maniatis	—	—	16,450	8,225	6,962	870	10,400	—
(6)
As reflected in the Director Compensation Table, Mr. Lasky also earned $71,250 in cash fees and stock awards with a total value of $103,610 on the date of grant for his service as a Director.

(7)
Reflects stock payments valued at $1,485,000 and $440,000 to Messrs. Lasky and Woodward, respectively, under the KEIP, which were fully vested on the date of issuance, March 1, 2010. See Compensation Discussion and Analysis—Performance-Based Compensation—2009-2010 Retention and Incentive Programs for more information regarding the stock payments.

Narrative to Summary Compensation Table

        A description of various employee benefit plans and fringe benefits available to our NEOs and certain other employees are described below.

  Equity Grants

        As discussed in the Compensation Discussion and Analysis, in 2006 we implemented our LTIP, which historically provided annual grants of RSUs and SARs to certain members of management. Equity grants are awarded to align the executive's interest with those of the stockholder by incenting the creation of additional stockholder value through stock price appreciation and acting as a long-term retention tool. Upon the Effective Date of our Plan of Reorganization, all outstanding LTIP awards either vested or were cancelled as required by the Plan of Reorganization or other governing documents. Our new Compensation Committee elected to modify the structure of the LTIP program for 2010 by making grants of full-value RSUs vesting ratably on each of the first three anniversaries of the grant date. The Compensation Committee continues to evaluate the appropriate structure for grants under LTIP, and at this time intends to use full-value equity for 2011 LTIP grants, which will vest in a back-end loaded fashion, with twenty-percent (20%) vesting on each of the first three anniversaries of the grant date and the final forty-percent (40%) vesting on the fourth anniversary of the grant date.

  Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan (the "401(k) Plan") which covers all of our eligible employees. Effective January 1, 2009, plan participants in the 401(k) Plan receive matching contributions in an amount equal to one dollar for every dollar they contribute on the first 1%, and fifty cents for each dollar they contribute on the next 5%, of the participant's annual salary, subject to certain IRS limits. Matching contributions to 401(k) Plan participants become vested after two years of employment. Employees are eligible to participate in the 401(k) Plan in the first payroll period after thirty days of employment. In order to reduce expenses in response to the significant industry and economic downturn, we suspended the matching contributions feature from March 23, 2009 through December 31, 2010.

  Financial Planning Fees

        We provide each NEO and certain other executives a stipend to cover the cost of financial planning services. The stipend in 2010 was $13,100 per year for Mr. Lasky and $10,400 for each of our Senior Vice Presidents, plus an income tax gross-up for taxes incurred by the executive on the stipend.

  Executive Life Insurance Plan ("ELIP")

        Historically, certain executive officers annually received an amount to pay the premium on a flexible premium variable universal life insurance policy or variable annuity, to be wholly owned by the executive. The annual amount was equal to 7% of the executive's base salary plus 50% of such amount in order to offset taxes.

  Executive Health Care

        Each NEO and certain other executives are eligible to participate in the Mayo Clinic's Executive Health Program, which provides a comprehensive examination and access to Mayo's medical, surgical and laboratory facilities. We pay the cost of certain eligible Mayo services, with any additional ineligible services billed directly to the NEO's insurance company.

  Executive Retirement Allowance

        Each NEO, as well as certain other executives, receives an executive retirement allowance in order to replace benefits lost due to the compensation that may be taken into account under our tax qualified retirement plans (the 401(k) Plan and the Retirement Plan). Effective January 1, 2009, the annual executive retirement allowance is equal to the sum of (i) 3.5% of the executive's base salary for the calendar year in excess of the compensation limits set forth in our 401(k) Plan, (ii) the retirement contribution percentage multiplied by the executive's base salary in excess of the compensation limits set forth in our 401(k) Plan, and (iii) an amount equal to the transition credits that the executive would be entitled to receive under the 401(k) Plan if that plan were not subject to the compensation limit, less the actual transition credits received by the executive under the 401(k) Plan for that year. The allowance is in the form of a cash payment to eligible executives and is grossed-up for taxes. Due to the economic and industry downturn, no retirement contribution or transition credits were made for the 2009 plan years in order to reduce expenses in response to the on-going industry and economic downturn. Also, as noted above, effective January 1, 2011, we reinstated the Company match to employee 401(k) Plan contributions.

  Retirement Contribution Plan

        Effective January 1, 2009, our Annual Profit Sharing program was replaced by our retirement contribution program. Under our retirement contribution program, the Company will determine whether or not to make a discretionary contribution of 3% of total pay up to the Social Security Wage Base ($106,800 for 2010) (the "SSWB") and of 6% of total pay exceeding the SSWB. In order to be eligible, employees must be have completed at least thirty days continuous employment and must be employed on the last day of the plan year (December 31st), provided, however, that participants who retire, die, become disabled, enter into service with the armed forces of the United States, or terminate employment due to an involuntary reduction in workforce, during the plan year are also eligible to receive a discretionary retirement contribution. Actual contributions are calculated based on the eligible employee's "salary" as defined by the Plan. Retirement contributions are either paid in cash or contributed to the recipient's 401(k) account, depending upon regulatory compliance, and become vested after two year of service.

  Personal Excess Insurance

        We pay premiums, plus an income tax gross-up for taxes incurred by the executive on the premium, on personal excess umbrella insurance coverage for each of our NEOs as well as all of our other Senior Vice Presidents and certain Vice Presidents. This policy provides liability coverage in excess of the individual's underlying insurance anywhere in the world unless stated otherwise or an exclusion applies. This policy pays on the behalf of the employee up to their specific limit amount for covered damages from any one occurrence, regardless of how many claims, homes, vehicles, watercraft, or people are involved in the occurrence; again, which are in excess of the underlying policy. Current policy limits are $10,000,000.

GRANTS OF PLAN-BASED AWARDS—2010

        The following table shows all grants of awards in 2010 to each of the executive officers named in the Summary Compensation Table, given effect to the 1-for-10 reverse stock split that was effective November 18, 2010:

		Estimated Possible Potential Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)
							Exercise or Base Price of Option Awards ($/Share)	Grant Date Closing Price of Common Stock ($/Share)
									Grant Date Fair Value of Stock and Option Awards(3)
	Grant Date	Threshold ($)	Target ($)	Max ($)
William M. Lasky(4)	—	65,000	325,000	325,000	—	—	—	—	—
	2/26/10	—	—	—	148,500	—	—	10.00	$1,485,000
James H. Woodward, Jr.	—	72,000	240,000	432,000	—	—	—	—	—
	2/26/10	—	—	—	44,000	—	—	10.00	$440,000
	5/17/10	—	—	—	18,115	—	—	13.80	$250,000
Edward J. Gulda	—(1)	54,000	180,000	324,000	—	—	—	—	—
	5/17/10	—	—	—	16,304	—	—	13.80	$225,000
James J. Maniatis	—(1)	42,300	141,000	253,800	—	—	—	—	—
	5/17/10	—	—	—	14,493	—	—	13.80	$200,000
Richard F. Schomer	—(1)	45,000	150,000	270,000	—	—	—	—	—
	5/17/10	—	—	—	14,493	—	—	13.80	$200,000

(1)
Reflects the potential payouts under the AICP for 2010 as more fully described in the Compensation Discussion and Analysis above. The AICP payment for 2010 was determined in March 2011 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2010. The Summary Compensation Table details amounts actually paid in 2011 under the 2010 AICP in the column Non-Equity Incentive Plan Compensation. As stated in the Summary Compensation Table, there was no AICP paid out in 2010 for 2009 or in 2009 for 2008.

(2)
Except for the February 26, 2010 grants to Messrs. Lasky and Woodward, reflects RSUs granted during 2010 under our LTIP which were scheduled to vest in equal annual installments over a three-year period on the anniversary date of grant. Grants to Messrs. Lasky and Woodward on February 26, 2010, were related to the Key Employee Incentive Program.

(3)
In determining the fair-value of RSUs, we use the closing price of our common stock on the day of grant. In determining the estimated fair value of our share-based options as of the grant date, we used the Black-Scholes option-pricing model. The assumptions underlying our model are described in the notes to our consolidated financial statements (Note 10—Stock-Based Compensation Plans).

(4)
As reflected in the Director Compensation Table, Mr. Lasky also received RSU grants in August 2010 with a grant date fair value of $103,610 for his service as a Director.

Narrative to Grants of Plan-Based Awards Table

        Management RSU awards granted under our LTIP during 2010 will vest in three equal installments on March 17, 2011, 2012, and 2013, subject to continued employment of the award recipient. Our RSU award agreements specify that unvested shares will vest upon a change in control.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2010

        The following table shows equity awards outstanding for each of the NEOs, given effect to the 10 for 1 reverse stock split that was effective November 18, 2010:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options— Exercisable	Number of Securities Underlying Unexercised Options— Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
William M. Lasky	—	—	—	—	—	7,970	(2)	$126,564	—	—
James H. Woodward, Jr.	—	—	—	—	—	18,115	(3)	$287,666	—	—
Edward J. Gulda	—	—	—	—	—	16,304	(3)	$258,908	—	—
Richard F. Schomer	—	—	—	—	—	14,492	(3)	$230,133	—	—
James J. Maniatis	—	—	—	—	—	14,492	(3)	$230,133	—	—

(1)
Except with respect to Mr. Lasky, represents RSUs granted under our LTIP. Assumes that the market value of unvested equity awards was $15.88, which was the closing price of our common stock on December 31, 2010 (the last day of trading of 2010).

(2)
Represents RSUs granted in August 2010 related to Mr. Lasky's service as a Director. Of the 7,970 RSUs granted, 4,347 vested on March 1, 2011 and 3,623 will vest on March 1, 2014.

(3)
Represents RSUs granted in May 2010, which vest equally over three years over the anniversary of the date of grant. Effective upon his resignation on February 7, 2011, all unvested RSUs for Mr. Gulda were cancelled.

OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2010

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William M. Lasky(1)	—	—	—	—
James H. Woodward, Jr.(1).	—	—	—	—
James J. Maniatis(2)	—	—	40,233	$9,531
Edward J. Gulda(2)	—	—	52,949	$7,242
Richard F. Schomer(2)	—	—	46,580	$8,384

(1)
Does not include shares of stock received in settlement of bonus payment earned under Key Executive Incentive Plan ("KEIP"). See and Compensation Discussion and Analysis—Performance-Based Compensation—2009-2010 Retention and Incentive Programs for more information regarding the KEIP.

(2)
On 2/26/2010, the Effective Date of our Plan of Reorganization, outstanding RSU awards immediately vested and were converted to post-bankruptcy stock with each RSU receiving (i) 0.04145 of a share of (new) Accuride common stock and (ii) 0.56231 warrants to purchase one share of (new) Accuride common stock. These shares were further subject to adjustment to give affect to the 1-for-10 reverse stock split that became effective November 18, 2010.

 PENSION BENEFITS

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year ($)
William M. Lasky	None	—	—	—
James H. Woodward, Jr.	None	—	—	—
James J. Maniatis	None	—	—	—
Edward J. Gulda	None	—	—	—
Richard F. Schomer	None	—	—	—

Potential Post Employment Payments

  Severance and Retention Arrangements—Change of Control

        We have entered into amended and restated severance and retention agreements with each NEO, other than Mr. Lasky due to the fact that he served as an officer in an interim capacity.

        The amended and restated severance and retention agreements have a one-year term, subject to automatic one-year renewals if not terminated by either party in accordance with the terms of the agreement. If a "Change of Control" (as defined in the agreement) occurs, the scheduled expiration date of the initial term or renewal term, as the case may be, will be extended for a term ending 18 months after the Change of Control. A Change in Control within the meaning of the agreements occurred as a result of the implementation of the Plan of Reorganization.

        Under the terms of the amended and restated severance and retention agreement, a NEO is entitled to severance if the executive's employment is terminated by us without "cause" or if he or she terminates employment for "good reason" (as these terms are defined in the agreement). This severance generally is equal to one year of the executive's base salary. However, if such termination is within 18 months following a Change of Control, then such severance benefits are as follows:

  •
  For each of Messrs. Woodward, Gulda, Maniatis, and Schomer, a payment equal to 200% of his salary plus 200% of the greater of (i) the annualized AICP payment to which he would be entitled as of the date on which the Change of Control occurs or (ii) his average AICP payment over the three years prior to termination.

  •
  In addition, each participating NEO is entitled to continue certain employee benefits, including health, disability, accident and dental insurance coverage for an 18 month period from the date of termination or if earlier, the date on which the executive receives such benefits from a subsequent employer.

        Any such severance is reduced by all payments the executive may become entitled under any other severance policy we may have.

        All severance is subject to the executive executing a general release of claims and agreeing to non-compete and non-solicitation covenants. In addition, if necessary to comply with the tax laws, the severance may not be paid until six months following the NEO's termination.

        No severance is payable if the NEO's employment is terminated for "cause," if they resign without "good reason" or if they become disabled or die.

        Finally, under the terms of the May 2010 equity award agreements, all RSUs granted to an award recipient will vest upon a Change of Control, as defined in the award agreement.

  Value of Payment Presuming Hypothetical December 31, 2010 Termination Date

        The following tables summarize enhanced payments our NEOs would be eligible to receive assuming a hypothetical separation of employment on December 31, 2010, based upon the circumstances listed in the columns of each table. The tables do not include amounts for vested equity awards and vested pension benefits, or similar non-discriminatory benefits to which each NEO is eligible. No amounts are payable to an executive, and no RSUs will vest if the executive voluntarily terminates his or her employment, other than for "good reason," or is terminated for cause.

William M. Lasky

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
— Severance	—	—	—	—	—
— Incentive Pay	—	—	—	—	—
Long-Term Incentives(a)
— Unvested and Accelerated RSUs	—	$126,564	—	—	—
Benefits & Perquisites:
— Post Separation Health Care, Disability & Accident Ins.	—	—	—	—	—
— Insurance Benefits	—	—	—	—	—
— Outplacement	—	—	—	—	—
— Financial Planning and Executive Physical	—	—	—	—	—
Excise Tax Gross-Up Payment	n/a	—	—	n/a	n/a

Total Payment:	—	$126,564	—	—	—

(a)
Assumes that the market value of unvested equity awards was $15.88, which was the closing price of our common stock on December 31, 2010.

James H. Woodward, Jr.

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
— Severance	400,000	—	800,000	—	—
— Incentive Pay	—	—	343,200	—	—
Long-Term Incentives(a)
— Unvested and Accelerated RSUs	0	287,666	287,666	109,870	109,870
Benefits & Perquisites:
— Post Separation Health Care, Disability & Accident Ins.(b).	—	—	15,500	—	—
— Insurance Benefits(c)	—	—	—	—	—
— Outplacement	—	—	10,000	—	—
— Financial Planning and Executive Physical(d)	—	—	22,362	—	—
Excise Tax Gross-Up Payment(e)	n/a	—	—	n/a	n/a

Total Payment:	400,000	287,666	1,478,728	109,870	109,870

(a)
Assumes that the market value of unvested equity awards was $15.88, which was the closing price of our common stock on December 31, 2010.

(b)
Cost estimated assuming 2011 COBRA rates for Company health benefits and 2011 costs for Company disability and accident insurance.

(c)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(d)
Assumes Company cost of $15,400 and income tax gross-up of $6,962.

(e)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $15.88, which was the closing price of our common stock on December 31, 2010.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

James J. Maniatis

	Involuntary or For Good Reason Termination ($)(f)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
— Severance	470,000	—	470,000	—	—
— Incentive Pay	—	—	201,630	—	—
Long-Term Incentives(a)
— Unvested and Accelerated RSUs	230,133	230,133	230,133	87,894	87,894
Benefits & Perquisites:
— Post Separation Health Care, Disability & Accident Ins.(b)	20,500	—	20,500	—	—
— Insurance Benefits(c)	0	—	0	—	—
— Outplacement	10,000	—	10,000	—	—
— Financial Planning and Executive Physical(d)	22,362	—	22,362	—	—
Excise Tax Gross-Up Payment(e)	—	—	—	n/a	n/a

Total Payment:	752,995	230,133	954,625	87,894	87,894

(a)
Assumes that the market value of unvested equity awards was $15.88, which was the closing price of our common stock on December 31, 2010.

(b)
Cost estimated assuming 2011 COBRA rates for Company health benefits and 2011 costs for Company disability and accident insurance.

(c)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(d)
Assumes Company cost of $15,400 and income tax gross-up of $6,962.

(e)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $15.88, which was the closing price of our common stock on December 31, 2010.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

(f)
A change in control under our Severance & Retention Agreements may be deemed to have occurred on the Effective Date as a result of the implementation of the Plan of Reorganization.

Edward J. Gulda

	Involuntary or For Good Reason Termination ($)(f)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
— Severance	600,000	—	600,000	—	—
— Incentive Pay	—	—	257,400	—	—
Long-Term Incentives(a)
— Unvested and Accelerated RSUs	258,908	258,908	258,908	98,884,	98,884
Benefits & Perquisites:
— Post Separation Health Care, Disability & Accident Ins.(b)	15,500	—	15,500	—	—
— Insurance Benefits(c)	—	—	—	—	—
— Outplacement	10,000	—	10,000	—	—
— Financial Planning and Executive Physical(d)	22,568	—	22,568	—	—
Excise Tax Gross-Up Payment(e)	—	—	—	n/a	n/a

Total Payment:	906,976	258,908	1,164,376	98,884	98,884

(a)
Assumes that the market value of unvested equity awards was $15.88, which was the closing price of our common stock on December 31, 2010.

(b)
Cost estimated assuming 2011 COBRA rates for Company health benefits and 2011 costs for Company disability and accident insurance.

(c)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(d)
Assumes Company cost of $15,400 and income tax gross-up of $7,168.

(e)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $15.88, which was the closing price of our common stock on December 31, 2010.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

(f)
A change in control under our Severance & Retention Agreements may be deemed to have occurred on the Effective Date as a result of the implementation of the Plan of Reorganization.

Richard F. Schomer

	Involuntary or For Good Reason Termination ($)(f)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
— Severance	500,000	—	500,000	—	—
— Incentive Pay	—	—	214,500	—	—
Long-Term Incentives(a)
— Unvested and Accelerated RSUs	230,133	230,133	230,133	87,894	87,894
Benefits & Perquisites:
— Post Separation Health Care, Disability & Accident Ins.(b)	15,500	—	15,500	—	—
— Insurance Benefits(c)	—	—	—	—	—
— Outplacement	10,000	—	10,000	—	—
— Financial Planning and Executive Physical(d)	22,582	—	22,582	—	—
Excise Tax Gross-Up Payment(e)	—	—	—	n/a	n/a

Total Payment:	778,215	230,133	992,715	87,894	87,894

(a)
Assumes that the market value of unvested equity awards was $15.88, which was the closing price of our common stock on December 31, 2010.

(b)
Cost estimated assuming 2011 COBRA rates for Company health benefits and 2011 costs for Company disability and accident insurance.

(c)
Represents death benefit payable to the executive's heirs under insurance purchased by executive through the ELIP.

(d)
Assumes Company cost of $15,400 and income tax gross-up of $7,182.

(e)
Under the amended and restated severance and retention agreement, if payments are subject to excise taxes imposed under Section 4999 of the Code, the Company will pay to the executive an additional "gross-up" amount so that his after-tax benefits are the same as though no excise tax had applied. The provision is applicable only if the benefits received without applying a 280G scaleback is greater than 120% of the benefits the executive would receive if the payments were scaled back to the 280G safe harbor. Otherwise, the payments will be reduced to the 280G safe harbor.

        The following assumptions were used to calculate payments under Section 280G:

  (1)
  Equity valued at $15.88, which was the closing price of our common stock on December 31, 2010.

  (2)
  Calculations include an estimated value for the two-year non-compete provision. Annual value estimated to be the executive's current target total cash compensation (salary and target annual bonus).

(f)
A change in control under our Severance & Retention Agreements may be deemed to have occurred on the Effective Date as a result of the implementation of the Plan of Reorganization.

Compensation and Human Resources Committee Interlocks and Insider Participation

        None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a written related party transaction policy and procedures for the approval or ratification of any "related party transaction." "Related party transaction" is defined as any transaction, arrangement or relationship in which we (including any of our subsidiaries) were, are or will be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a "related person," had, has or will have a direct or indirect interest as set forth in Item 404 of Regulation S-K under the Securities Act. The policy provides that management will present to the audit committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The audit committee will review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the audit committee's approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the audit committee, subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party. In certain situations, we may adopt alternative procedures for the approval of a related party transaction, if appropriate under the circumstances, including the appointment of an independent committee of the board of directors to evaluate and approve the transaction.

Plan of Reorganization

        Robert J. Kelly, a director of Accuride, is employed by Tinicum, which advises funds that were beneficial owners of greater than 5% of our prepetition common stock prior to the Effective Date. As backstop providers in the rights offering of the convertible notes, on the Effective Date, funds advised by Tinicum (1) were issued approximately 2.95 million shares of common stock, before giving effect to the reverse stock split, as payment of their backstop fees and (2) subscribed for $148,862 aggregate principal amount of convertible notes pursuant to their backstop commitments. Also pursuant to the Plan of Reorganization and on the Effective Date, funds advised by Tinicum were issued (1) approximately $7.1 million aggregate principal amount of convertible notes pursuant to their rights offering subscription and (2) 8,064,734 shares of common stock and 1,731,633 warrants, before giving effect to the reverse stock split, in exchange for their prepetition common stock and prepetition senior subordinated notes. In addition, funds advised by Tinicum were lenders to us of approximately $2.95 million under the DIP credit facility. On the Effective Date, all amounts outstanding under the DIP credit facility were paid.

        Michael J. Bevacqua, a director of Accuride, is a Managing Director of Sankaty Advisors, LLC. As backstop providers, on the Effective Date, the Sankaty Funds (1) were issued approximately 7.7 million shares of common stock as payment of their backstop fees, before giving effect to the reverse stock split, and (2) subscribed for $388,918 aggregate principal amount of convertible notes pursuant to their backstop commitments. Also pursuant to the Plan of Reorganization and on the Effective Date, funds advised by Sankaty were issued (1) approximately $6.7 million aggregate principal amount of convertible notes pursuant to their rights offering subscription and (2) 14,918,004 shares of common stock and 270,697 warrants, before giving effect to the reverse stock split, in exchange for their prepetition common stock and prepetition senior subordinated notes. In addition, funds advised by Sankaty were lenders to us of approximately $7.7 million under the DIP credit facility. On the Effective

Date, all amounts outstanding under the DIP credit facility were paid. Funds advised by Sankaty Advisors, LLC were also lenders of approximately $65.0 million under our postpetition senior credit facility, which we refinanced in July 2010. For the terms of the postpetition senior credit facility, see "Management's Discussion and Analysis of Financial Condition and Results of Operation—Capital Resources and Liquidity—Bank Borrowing."

        Stephen S. Ledoux, a director of Accuride, is a Managing Director at Rothschild, Inc., which we refer to as "Rothschild." In connection with our reorganization, Rothschild provided financial advisory services to the Ad Hoc Committee of Noteholders formed in connection with our bankruptcy, which we refer to as the "Ad Hoc Noteholders Group." We paid Rothschild's fees for this service which totaled approximately $616,000 in 2009 and approximately $1.9 million in the first quarter of 2010.

Indemnification of Directors and Officers

        Our certificate of incorporation and bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we have entered, or will enter, into indemnification agreements with each of our directors and officers.

 REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee is comprised of three members, John W. Risner (Chairman), Keith E. Busse, and Stephen S. Ledoux, each of whom is "independent," as defined in the rules and regulations of the New York Stock Exchange ("NYSE"). Upon the recommendation of the Audit Committee and in compliance with regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2010, which include the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2010 and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee reviewed with the Company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board, and has considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for their audits. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls in connection with their audit procedures, and the overall quality of the Company's financial reporting.

Conclusion

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification described in Proposal No. Two, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

By the Members of the Audit Committee
 John W. Risner, Chairman
Keith E. Busse
Stephen S. Ledoux

 OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

        Any person who was a beneficial owner of common stock on the record date for the 2011 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Accuride Corporation, 7140 Office Circle, P.O. Box 15600, Evansville, IN 47716.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen A. Martin Corporate Secretary

Dated: March 28, 2011

 Appendix A

ACCURIDE CORPORATION
AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

        The purpose of the Accuride Corporation Amended and Restated 2010 Incentive Award Plan (the "Plan") is to promote the success and enhance the value of Accuride Corporation (the "Company") by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

        2.2   "Affiliate" shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

        2.3   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.4   "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, "Awards").

        2.5   "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

        2.6   "Award Limit" shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

        2.7   "Board" shall mean the Board of Directors of the Company.

        2.8   "Change in Control" shall mean and includes each of the following:

          (a)   A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any "person" or related "group" of "persons" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a "person" that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 35% of the total combined voting power of the Company's securities outstanding immediately after such acquisition; or

          (b)   During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

          (c)   The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company's assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

              (i)  Which results in the Company's voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company's assets or otherwise succeeds to the business of the Company (the Company or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities immediately after the transaction, and

             (ii)  After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

          (d)   The Company's stockholders approve a liquidation or dissolution of the Company.

        In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

        The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.9   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

        2.10 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

        2.11 "Common Stock" shall mean the common stock of the Company, par value $0.01 per share.

        2.12 "Company" shall mean Accuride Corporation, a Delaware corporation.

        2.13 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

        2.14 "Covered Employee" shall mean any Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.15 "Deferred Stock" shall mean a right to receive Shares awarded under Section 9.4.

        2.16 "Director" shall mean a member of the Board, as constituted from time to time.

        2.17 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

        2.18 "DRO" shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.19 "Effective Date" shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company's stockholders.

        2.20 "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

        2.21 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

        2.22 "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

        2.23 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.24 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        2.25 "Greater Than 10% Stockholder" shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

        2.26 "Holder" shall mean a person who has been granted an Award.

        2.27 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

        2.28 "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

        2.29 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

        2.30 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

        2.31 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.32 "Performance Award" shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

        2.33 "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.34 "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) return on net assets; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value-added (as determined by the Committee) (xxiv) productivity; (xxv) operating efficiency; (xxvi) cash flow return on capital; and (xxvii) customer satisfaction, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b)   The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.35 "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

        2.36 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder's right to, and the payment of, a Performance Award.

        2.37 "Permitted Transferee" shall mean, with respect to a Holder, any "family member" of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

        2.38 "Plan" shall mean this Amended and Restated Accuride Corporation 2010 Incentive Award Plan, as it may be amended or restated from time to time.

        2.39 "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

        2.40 "Restricted Stock" shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.41 "Restricted Stock Units" shall mean the right to receive Shares awarded under Section 9.5.

        2.42 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.43 "Shares" shall mean shares of Common Stock.

        2.44 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article 10.

        2.45 "Stock Payment" shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

        2.46 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.47 "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.48 "Termination of Service" shall mean,

          (a)   As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

          (b)   As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

          (c)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

        The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder's employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

 ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 3,500,000.

          (b)   Notwithstanding Section 3.1(a): (i) the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards), and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award; (ii) shares of Stock that are potentially deliverable under any Award that expires or is canceled, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Holder will not be counted as delivered under the Plan; (iii) shares of Stock that have been issued in connection with any Award (e.g., Restricted Stock) that is canceled, forfeited, or settled in cash such that those shares are returned to the Company will again be available for Awards; and (iv) shares of Stock withheld in payment of the exercise price or taxes relating to any Award and shares equal to the number surrendered in payment of any exercise price or taxes relating to any Award shall be deemed to constitute shares not delivered to the Holder and shall be deemed to be available for Awards under the Plan; provided, however, that, no shares shall become available pursuant to this Section 3.1(b) to the extent that (x) the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan, or (y) such return of shares would constitute a "material revision" of the Plan subject to stockholder approval under then applicable rules of the New York Stock Exchange (or any other applicable exchange or quotation system). In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares of Stock issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 3.1 shall apply to the share limit imposed to conform to the regulations promulgated under the Code with respect to Incentive Stock Options only to the extent consistent with applicable regulations relating to Incentive Stock Options under the Code. Because shares will count against the number reserved in Section 3.1 upon delivery, the Committee may, subject to the share counting rules under this Section 3.1, determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

        3.2    Stock Distributed.    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any twelve-month period (measured from the date of any grant) shall be 250,000 and the maximum aggregate amount of cash that may be paid (measured from the date of any payment) during any calendar year with respect to one or more Awards payable in cash shall be $1,500,000.

ARTICLE 4.

GRANTING OF AWARDS

        4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

        4.2    Award Agreement.    Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        4.4    At-Will Employment.    Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

        4.5    Foreign Holders.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

        4.6    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

        5.1    Purpose.    The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

        5.2    Applicability.    The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

        5.3    Types of Awards.    Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

        5.4    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

        5.5    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

        5.6    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

        6.1    Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

        6.2    Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any "subsidiary corporation" of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Affiliate or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

        6.3    Option Exercise Price.    The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

        6.4    Option Term.    The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

        6.5    Option Vesting.

          (a)   The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

          (b)   No portion of an Option which is unexercisable at a Holder's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

        6.6    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        6.7    Substitution of Stock Appreciation Rights.    The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

 ARTICLE 7.

EXERCISE OF OPTIONS

        7.1    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

        7.2    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

        7.3    Notification Regarding Disposition.    The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

        8.1    Award of Restricted Stock.

          (a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

        8.2    Rights as Stockholders.    Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

        8.3    Restrictions.    All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder's duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

        8.4    Repurchase or Forfeiture of Restricted Stock.    If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder's death, retirement or disability or any other specified Termination of Service or any other event, the Holder's rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

        8.5    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

        8.6    Section 83(b) Election.    If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

 ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,
STOCK PAYMENTS, RESTRICTED STOCK UNITS

        9.1    Performance Awards.

          (a)   The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

          (b)   Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

        9.2    Dividend Equivalents.

          (a)   Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

          (b)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

        9.3    Stock Payments.    The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

        9.4    Deferred Stock.    The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award has been issued to the Holder.

        9.5    Restricted Stock Units.    The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

        9.6    Term.    The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

        9.7    Exercise or Purchase Price.    The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

        9.8    Exercise upon Termination of Service.    A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder's death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

        10.1    Grant of Stock Appreciation Rights.

          (a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

          (b)   A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the

  Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c)   Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        10.2    Stock Appreciation Right Vesting.

          (a)   The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

          (b)   No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

        10.3    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

          (c)   In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

        10.4    Stock Appreciation Right Term.    The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

        10.5    Payment.    Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

        11.1    Payment.    The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        11.2    Tax Withholding.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder's FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        11.3    Transferability of Awards.

          (a)   Except as otherwise provided in Section 11.3(b):

              (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

             (ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

            (iii)  During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

          (b)   Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

          (c)   Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder's spouse as his or her beneficiary with respect to more than 50% of the Holder's interest in the Award shall not be effective without the prior written or electronic consent of the Holder's spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder's death.

        11.4    Conditions to Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

          (b)   All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

          (c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

          (e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        11.5    Forfeiture Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for "cause" (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

        11.6    Prohibition on Repricing.    Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 12.

ADMINISTRATION

        12.1    Administrator.    The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule, an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

        12.2    Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

        12.3    Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.4    Authority of Administrator.    Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Eligible Individual;

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any reload provision, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

        12.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

        12.6    Delegation of Authority.    To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

 ARTICLE 13.

MISCELLANEOUS PROVISIONS

        13.1    Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

        13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company's stock or the share price of the Company's stock, other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested;

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of shares of the Company's stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

             (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

              (i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

             (ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan and adjustments of the Award Limit). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

          (d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award is assumed or an equivalent Award substituted, and a Holder has a Termination of Service upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such assumed or substituted Award.

          (e)   In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

          (f)    For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

          (g)   The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (h)   With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

          (i)    The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (j)    No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

          (k)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.

        13.3    Approval of Plan by Stockholders.    The Plan will be submitted for the approval of the Company's stockholders within twelve (12) months after the date of the Board's initial adoption of the

Plan; provided that Awards may be granted under the Plan without obtaining shareholder approval. However, any Awards granted under the Plan that are not subject to receiving shareholder approval or shareholder approval is not obtained, then no such Awards shall qualify as Performance Based Compensation, and no such Options shall be Incentive Stock Options.

        13.4    No Stockholders Rights.    Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

        13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

        13.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        13.9    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

        13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

        13.11    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

        13.12    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

        13.13    Indemnification.    To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        13.14    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        13.15    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Accuride Corporation on February 23, 2011.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Accuride Corporation on                              , 20    .

Executed on this        day of                              , 20    .

/s/ STEPHEN A. MARTIN Corporate Secretary

0 14475 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ACCURIDE CORPORATION 2011 ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of Accuride Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Richard F. Dauch and James H. Woodward, Jr., and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2011 Annual Meeting of Stockholders of Accuride Corporation to be held on April 26, 2011, at 7:30 a.m., at the Hilton Chicago O'Hare, 10000 W. O'Hare, Chicago, IL 60666, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" PROPOSALS 2, 3 AND 4, "FOR" AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER. (Continued, and to be marked, dated and signed, on the other side.)

ANNUAL MEETING OF STOCKHOLDERS OF ACCURIDE CORPORATION April 26, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available in the Investor Information section of our website at www.accuridecorp.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder: Date: Signature of Stockholder: Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box to the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Keith E. Busse O Richard F. Dauch O Benjamin C. Duster, IV O Robert J. Kelly O William M. Lasky O Stephen S. Ledoux O John W. Risner 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2011 fiscal year. 3. Proposal to approve the Amended and Restated Accuride Corporation 2010 Incentive Award Plan. 4. Advisory vote on executive compensation. 5. Advisory vote on frequency of stockholder advisory vote on executive compensation And upon such other matters that may properly come before the meeting and any adjournment(s) thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: COMMON DIRECTOR NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 4, AND "FOR" AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20730303040000000000 5 042611 2 years 3 years ABSTAIN 1 year

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Brokers cannot vote for Proposals 1, 3, 4 and 5 without your instructions.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL No. ONE ELECTION OF DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
PROPOSAL No. TWO ADVISORY VOTE ON APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
PROPOSAL No. THREE APPROVAL OF THE AMENDED AND RESTATED ACCURIDE CORPORATION 2010 INCENTIVE AWARD PLAN
Equity Compensation Plan Information
PROPOSAL No. FOUR APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION
PROPOSAL No. FIVE VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPANY'S EXECUTIVE COMPENSATION
OTHER INFORMATION
EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS Compensation Discussion and Analysis
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
COMPENSATION OF NAMED EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE—2010
GRANTS OF PLAN-BASED AWARDS—2010
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2010
OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2010
PENSION BENEFITS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS
  Appendix A
ACCURIDE CORPORATION AMENDED AND RESTATED 2010 INCENTIVE AWARD PLAN
ARTICLE 1. PURPOSE
ARTICLE 2. DEFINITIONS AND CONSTRUCTION
ARTICLE 3. SHARES SUBJECT TO THE PLAN
ARTICLE 4. GRANTING OF AWARDS
ARTICLE 5. PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.
ARTICLE 6. GRANTING OF OPTIONS
ARTICLE 7. EXERCISE OF OPTIONS
ARTICLE 8. AWARD OF RESTRICTED STOCK
ARTICLE 9.
AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS
ARTICLE 10.
AWARD OF STOCK APPRECIATION RIGHTS
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
ARTICLE 12. ADMINISTRATION
ARTICLE 13. MISCELLANEOUS PROVISIONS